                                                        Exhibit 4.6
--------------------------------------------------------------------------------



                         MOHEGAN TRIBAL GAMING AUTHORITY
                                     ISSUER




                                  $300,000,000
                          in aggregate principal amount

                    8 3/4% SENIOR SUBORDINATED NOTES DUE 2009



                    ----------------------------------------


                                    INDENTURE

                            Dated as of March 3, 1999


                    ----------------------------------------


 Mohegan Tribal Gaming Authority of the Mohegan Tribe of Indians of Connecticut


                     Mohegan Tribe of Indians of Connecticut


                    ----------------------------------------

                       State Street Bank and Trust Company

                                     Trustee

                    ----------------------------------------



--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                   Indenture Section
-----------                                                   -----------------
310(a)(1).....................................................      7.10
   (a)(2).....................................................      7.10
   (a)(3).....................................................      N.A.
   (a)(4).....................................................      N.A.
   (a)(5).....................................................      7.10
   (b)........................................................      7.10
   (c)........................................................      N.A.
311(a)........................................................      7.11
   (b)........................................................      7.11
   (c)........................................................      N.A.
312(a)........................................................      2.05
   (b)........................................................      12.03
   (c)........................................................      12.03
313(a)........................................................      7.06
   (b)(2).....................................................      7.06
   (c)........................................................      7.06; 12.02
   (d)........................................................      7.06
314(a)........................................................      4.03; 12.05
   (c)(1).....................................................      12.04
   (c)(2).....................................................      12.04
   (c)(3).....................................................      N.A.
   (e)........................................................      12.05
   (f)........................................................      N.A.
315(a)........................................................      7.01
   (b)........................................................      7.05, 12.02
   (c)........................................................      7.01
   (d)........................................................      7.01
   (e)........................................................      6.11
316(a)(last sentence).........................................      2.09
   (a)(1)(A)..................................................      6.05
   (a)(1)(B)..................................................      6.04
   (a)(2).....................................................      N.A.
   (b)........................................................      N.A.
   (c)........................................................      2.12
317(a)(1).....................................................      6.08
   (a)(2).....................................................      6.09
   (b)........................................................      2.04
318(a)........................................................      12.01
   (b)........................................................      N.A.
   (c)........................................................      12.01

----------
N.A. means not applicable.

*    This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                           Page

              ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions....................................................................1
Section 1.02. Other Definitions.............................................................20
Section 1.03. Incorporation by Reference of Trust Indenture Act.............................20
Section 1.04. Rules of Construction.........................................................21

                     ARTICLE 2 THE SENIOR SUBORDINATED NOTES

Section 2.01. Form and Dating...............................................................21
Section 2.02. Execution and Authentication..................................................22
Section 2.03. Registrar and Paying Agent....................................................23
Section 2.04. Paying Agent to Hold Money in Trust...........................................23
Section 2.05. Holder Lists..................................................................24
Section 2.06. Transfer and Exchange.........................................................24
Section 2.07. Replacement Senior Subordinated Notes.........................................35
Section 2.08. Outstanding Senior Subordinated Notes.........................................36
Section 2.09. Treasury Senior Subordinated Notes............................................36
Section 2.10. Temporary Senior Subordinated Notes...........................................36
Section 2.11. Cancellation..................................................................36
Section 2.12. Defaulted Interest............................................................37
Section 2.13. CUSIP Numbers.................................................................37

                       ARTICLE 3 REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee............................................................37
Section 3.02. Selection of Senior Subordinated Notes to Be Redeemed.........................37
Section 3.03. Notice of Redemption..........................................................38
Section 3.04. Effect of Notice of Redemption................................................39
Section 3.05. Deposit of Redemption Price...................................................39
Section 3.06. Senior Subordinated Notes Redeemed in Part....................................39
Section 3.07. Optional Redemption...........................................................39
Section 3.08. Redemption Pursuant to Gaming Law.............................................40
Section 3.09. Mandatory Redemption..........................................................40
Section 3.10. Offer to Purchase by Application of Excess Proceeds...........................40

                               ARTICLE 4 COVENANTS

Section 4.01. Payment of Senior Subordinated Notes..........................................42
Section 4.02. Maintenance of Office or Agency...............................................42
Section 4.03. Reports.......................................................................43
Section 4.04. Compliance Certificate........................................................43
Section 4.05. Taxes.........................................................................44
Section 4.06. Stay, Extension and Usury Laws................................................44
Section 4.07. Restricted Payments...........................................................44
Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries................46
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock....................48


                                        i
                                                       Senior Subordinated Notes

                                                                                           Page
Section 4.10. Asset Sales...................................................................49
Section 4.11. Transactions with Affiliates..................................................50
Section 4.12. Liens.........................................................................51
Section 4.13. Line of Business..............................................................51
Section 4.14. Existence of the Authority and Maintenance of the Lease.......................51
Section 4.15. Offer to Repurchase Upon Change of Control....................................52
Section 4.16. No Senior Subordinated Debt...................................................52
Section 4.17. Limitation on Sale and Leaseback Transactions.................................53
Section 4.18. Limitation on Issuances and Sales of Equity Interests in
                Wholly Owned Restricted Subsidiaries........................................53
Section 4.19. Payments for Consent..........................................................53
Section 4.20. Senior Subordinated Subsidiary Guarantees.....................................53
Section 4.21. Ownership Interests in the Authority..........................................54
Section 4.22. Subordination of Junior Payments Under the Relinquishment Agreement...........54
Section 4.23. Construction..................................................................54
Section 4.24. Restrictions on Leasing and Dedication of Property............................54
Section 4.25. Maintenance of Insurance......................................................55
Section 4.26. Gaming Licenses...............................................................55
Section 4.27. Required Defeasance and Redemption of the Junior
                Subordinated Notes..........................................................57
Section 4.28. Designation of Designated Senior Indebtedness Under the
                Relinquished Agreement......................................................57

                              ARTICLE 5 SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets......................................56

                         ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01. Events of Default.............................................................56
Section 6.02. Acceleration..................................................................58
Section 6.03. Other Remedies................................................................59
Section 6.04. Waiver of Past Defaults.......................................................59
Section 6.05. Control by Majority...........................................................59
Section 6.06. Limitation on Suits...........................................................59
Section 6.07. Rights of Holders of Senior Subordinated Notes to
                Receive Payment.............................................................60
Section 6.08. Collection Suit by Trustee....................................................60
Section 6.09. Trustee May File Proofs of Claim..............................................60
Section 6.10. Priorities....................................................................61
Section 6.11. Undertaking for Costs.........................................................61

                                ARTICLE 7 TRUSTEE

Section 7.01. Duties of Trustee.............................................................61
Section 7.02. Rights of Trustee.............................................................62
Section 7.03. Individual Rights of Trustee..................................................63
Section 7.04. Trustee's Disclaimer..........................................................63
Section 7.05. Notice of Defaults............................................................64
Section 7.06. Reports by Trustee to Holders of the Senior Subordinated Notes................64
Section 7.07. Compensation and Indemnity....................................................65
Section 7.08. Replacement of Trustee........................................................65
Section 7.09. Successor Trustee by Merger, etc..............................................66


                                       ii
                                                       Senior Subordinated Notes

                                                                                          Page

Section 7.10. Eligibility; Disqualification.................................................67
Section 7.11. Preferential Collection of Claims Against Authority...........................67

               ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance......................67
Section 8.02. Legal Defeasance and Discharge................................................67
Section 8.03. Covenant Defeasance...........................................................68
Section 8.04. Conditions to Legal or Covenant Defeasance....................................68
Section 8.05. Deposited Money and Government Securities to be
                Held in Trust; Other Miscellaneous Provisions...............................69
Section 8.06. Repayment to Authority........................................................70
Section 8.07. Reinstatement.................................................................70

                   ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Senior Subordinated Notes.......................70
Section 9.02. With Consent of Holders of Senior Subordinated Notes..........................71
Section 9.03. Compliance with Trust Indenture Act...........................................73
Section 9.04. Revocation and Effect of Consents.............................................73
Section 9.05. Notation on or Exchange of Senior Subordinated Notes..........................73
Section 9.06. Trustee to Sign Amendments, etc...............................................73

                            ARTICLE 10 SUBORDINATION

Section 10.01. Agreement to Subordinate.....................................................73
Section 10.02. Certain Definitions..........................................................74
Section 10.03. Liquidation; Dissolution; Bankruptcy.........................................74
Section 10.04. Default on Designated Senior Indebtedness....................................74
Section 10.05. Acceleration of Securities...................................................75
Section 10.06. When Distribution Must Be Paid Over..........................................75
Section 10.07. Notice by Authority..........................................................76
Section 10.08. Subrogation..................................................................76
Section 10.09. Relative Rights..............................................................76
Section 10.10. Subordination May Not Be Impaired............................................76
Section 10.11. Distribution or Notice to Representative.....................................77
Section 10.12. Rights of Trustee and Paying Agent...........................................77
Section 10.13. Authorization to Effect Subordination........................................77
Section 10.14. Amendments...................................................................78

                        Article 11 Covenants of the Tribe

Section 11.01. Covenants of the Tribe.......................................................78
Section 11.02. Additional Covenants of the Tribe............................................79

                            ARTICLE 12 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.................................................80
Section 12.02. Notices......................................................................80
Section 12.03. Communication by Holders of Senior Subordinated
                 Notes with Other Holders of Senior Subordinated Notes......................81


                                       iii
                                                       Senior Subordinated Notes

                                                                                          Page
Section 12.04. Certificate and Opinion as to Conditions Precedent...........................81
Section 12.05. Statements Required in Certificate or Opinion................................82
Section 12.06. Rules by Trustee and Agents..................................................82
Section 12.07. Dispute Resolution and Consent to Suit.......................................82
Section 12.08. No Personal Liability of Directors, Officers,
                 Employees and Stockholders.................................................83
Section 12.09. Governing Law................................................................83
Section 12.10. No Adverse Interpretation of Other Agreements................................83
Section 12.11. Successors...................................................................83
Section 12.12. Severability.................................................................84
Section 12.13. Counterpart Originals........................................................84
Section 12.14. Table of Contents, Headings, etc.............................................84


                                    EXHIBITS

Exhibit A-1    FORM OF NOTE
Exhibit A-2    FORM OF REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE
Exhibit B      FORM OF CERTIFICATE OF TRANSFER
Exhibit C      FORM OF CERTIFICATE OF EXCHANGE
Exhibit D      FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON SENIOR SUBORDINATED NOTE
Exhibit E      FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS



                                       iv
                                                       Senior Subordinated Notes

     INDENTURE dated as of March 3, 1999 among the Mohegan Tribal Gaming Authority of the Mohegan Tribe of Indians of Connecticut (the "Authority"), the Mohegan Tribe of Indians of Connecticut (the "Tribe") and State Street Bank and Trust Company, as trustee (the "Trustee").

     The Authority and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8 3/4% Senior Subordinated Notes due 2009:

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.  Definitions.

     "144A Global Senior Subordinated Note" means a global senior subordinated note substantially in the form of Exhibit A-1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes sold in reliance on Rule 144A.

     "Acquired Indebtedness" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person; and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Additional Interest" means all Additional Interest then owing pursuant to the terms of the Senior Subordinated Notes.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Agent" means any Registrar, Paying Agent or co-registrar.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Senior Subordinated Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

     "Asset Sale" means: (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Authority and its Restricted Subsidiaries taken as a whole will be governed by Section 4.15 and not Section 4.10; and (ii) the issuance by the Authority or any of its Restricted Subsidiaries of Equity Interests of any of the Authority's or its


Senior Subordinated Notes

Restricted Subsidiaries' Restricted Subsidiaries or the sale by the Authority or any of its Subsidiaries of any Equity Interests in any of their respective Subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales: (i) any single transaction or series of related transactions that: (a) involves assets having a fair market value of less than $1.0 million; or (b) results in net proceeds to the Authority and its Restricted Subsidiaries of less than $1.0 million; (ii) a transfer of assets between or among the Authority and its Wholly Owned Restricted Subsidiaries; (iii) an issuance of Equity Interests by a Wholly Owned Restricted Subsidiary to the Authority or to another Wholly Owned Restricted Subsidiary; (iv) a Restricted Payment or Permitted Investment that is permitted by Section 4.07; (v) any Event of Loss; and (vi) any lease or sublease permitted by Section 4.24.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended (or may, at the option of the lessor, be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Authority" means the Mohegan Tribal Gaming Authority together with any subdivision, agency or subunit that has no separate legal existence from the Mohegan Tribal Gaming Authority, and any successor and assignee thereto.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "BIA" means the Bureau of Indian Affairs.

     "Broker-Dealer" has the meaning set forth in the Senior Subordinated Registration Rights Agreement.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means: (i) in the case of a corporation, corporate stock;
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding any interest under the Relinquishment Agreement.

     "Cash Equivalents" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers'


                                       2
                                                       Senior Subordinated Notes
acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within six months after the date of acquisition; and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) - (v) of this definition.

     "Cedel" means Cedel Bank, SA.

     "Change of Control" means the occurrence of any of the following: (i) the Authority ceases to be a wholly-owned unit, instrumentality or subdivision of the government of the Tribe; (ii) the Authority ceases to have the exclusive legal right to operate gaming operations of the Tribe; (iii) the Authority fails to retain in full force and effect at all times all material governmental consents, permits or legal rights necessary for the operation of the Resort and such failure continues for a period of 90 consecutive days; or (iv) the Authority sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its assets to, or consolidates or merges with or into any other Person.

     "Compact" means the tribal-state Compact entered into between the Tribe and the State of Connecticut pursuant to the Indian Gaming Regulatory Act of 1988, PL 100-497, 25 U.S.C. 2701 et seq. as the same may, from time to time, be amended, or such other Compact as may be substituted therefor.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

     (i) an amount equal to any extraordinary loss (including, without limitation, any non-cash charges or losses arising from adjustments relating to the Relinquishment Agreement) plus any net loss realized in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

     (ii) provision for taxes based on the income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income; plus

     (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), but excluding interest expense on the Junior Subordinated Notes to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

     (iv) depreciation, amortization (including amortization of goodwill and other intangibles, but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash charges associated with equity option plans and other non-cash expenses


                                       3
                                                       Senior Subordinated Notes

            (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

     (v) non-cash items increasing such Consolidated Net Income for such period (including, without limitation, any non-cash items arising from adjustments relating to the Relinquishment Agreement); minus

     (vi) to the extent not included in computing such Consolidated Net Income, any revenues received or accrued by the Authority or any of its Subsidiaries from any Person (other than the Authority or any of its Subsidiaries) in respect of any Investment for such period, all determined on a consolidated basis and in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that:

     (i) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

     (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

     (iv) the cumulative effect of a change in accounting principles shall be excluded;


                                       4
                                                       Senior Subordinated Notes

     (v) the Net Income shall be reduced by the amount of payments pursuant to the Relinquishment Agreement, paid or payable, for such period based on 5% of the revenues (as defined in the Relinquishment Agreement) generated in such period; and

     (vi) both the interest income related to the Defeasance Trust and the interest expense on the Junior Subordinated Notes shall be excluded so long as the payment of principal, premium and interest on the Junior Subordinated Notes at redemption on January 1, 2000 is fully covered by the amounts of the Defeasance Trust.

     "Construction Reserve Disbursement Agreement" means that certain agreement, dated the date hereof, among the Authority, the Tribe and Fleet National Bank, as escrow agent, regarding the disbursement of a $40 million reserve account to pay certain costs in excess of the construction budget.

     "Consumer Price Index" means the Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-1984=100 as compiled and released by the Bureau of Labor Statistics.

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Authority.

     "Credit Facilities" means, with respect to the Authority or any Restricted Subsidiary, one or more debt facilities (including, without limitation, the Loan Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Senior Subordinated Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(i).

     "Custodian" means the Trustee, as custodian with respect to the Senior Subordinated Notes in global form, or any successor entity thereto.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Defeasance Trust" means that certain trust established pursuant to Section 12.04(a) of the Note Purchase Agreement under which the Junior Subordinated Notes were issued for the covenant defeasance of the Junior Subordinated Notes to their redemption date on January 1, 2000.

     "Definitive Senior Subordinated Note" means a certificated Senior Subordinated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 hereto except that such Senior Subordinated Note shall not bear the Global Senior Subordinated Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto.

     "Depositary" means, with respect to the Senior Subordinated Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary with respect to the Senior Subordinated Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.


                                       5
                                                       Senior Subordinated Notes

     "Designated Senior Indebtedness" means Indebtedness under the Loan Agreement and any other Indebtedness permitted under this Indenture the principal amount of which is $20.0 million or more and that has been designated by the Authority as "Designated Senior Indebtedness".

     "Development Services Agreement" means that certain Development Services Agreement dated February 7, 1998 among the Authority, the Tribe and TCA.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is after the date on which the Senior Subordinated Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Authority to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Authority may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

     "Distribution Compliance Period" has the same meaning as defined in Regulation S.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) any institution of any proceedings for the condemnation or seizure of such property or asset or for the exercise of any right of eminent domain; (iii) any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or (iv) any settlement in lieu of clause (ii) or (iii) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" has the meaning set forth in the Senior Subordinated Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Senior Subordinated Registration Rights Agreement.

     "Existing Indebtedness" means up to $617.8 million in aggregate original principal amount of Indebtedness of the Authority (other than Indebtedness under the Loan Agreement) in existence on the date of this Indenture, until such amounts are repaid.

     "Existing Secured Notes" means the Authority's 13 1/2% Senior Secured Notes due 2002 with Cash Flow Participation Interest.


                                       6
                                                       Senior Subordinated Notes

     "Expansion Project" means the project to expand the existing Mohegan Sun casino as more fully described in the Authority's Offering Memorandum, dated February 24, 1999.

     "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

     (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations but excluding interest expense on the Junior Subordinated Notes so long as the principal, premium and interest thereof at redemption on January 1, 2000 are covered by amounts in the Defeasance Trust; plus

     (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

     (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

     (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

     (i) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related


                                       7
                                                       Senior Subordinated Notes
            financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income;

     (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

     (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

     "Gaming" means any and all activities defined as Class II or Class III Gaming under IGRA or authorized under the Compact.

     "Gaming License" means every license, franchise or other authorization required to own, lease, operate or otherwise conduct gaming activities of the Tribe or the Authority including without limitation, all such licenses granted under the Tribal Gaming Ordinance, and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

     "Gaming Regulatory Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any division of the Authority or any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Tribe or the Authority.

     "Global Senior Subordinated Note Legend" means the legend set forth in
Section 2.06(g)(ii), which is required to be placed on all Global Senior Subordinated Notes issued under this Indenture.

     "Global Senior Subordinated Notes" means, individually and collectively, each of the Restricted Global Senior Subordinated Notes and the Unrestricted Global Senior Subordinated Notes, substantially in the form of Exhibit A-1 hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

     "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

     "Government Service Payments" means: (i) an annual payment to the Tribe by the Authority in the amount of $14.0 million, which amount shall be adjusted annually on the last day of each calendar year commencing with the year 2000 by the Consumer Price Index as published for the applicable year;


                                       8
                                                       Senior Subordinated Notes
and (ii) amounts equal to those reflected on each annual audited income statement of the Authority as prepared in accordance with GAAP relating to payment for governmental services (including charges for utilities, police and fire department services, health and emergency medical services, the pro rata portion of Tribal Council costs and salaries attributable to the operations of the Authority, and similar pro rata costs of other tribal departments, in each case, to the extent that the costs of such departments are attributable to the operations of the Authority) by the Authority to the Tribe or any of its representatives, political subunits, councils, agencies or instrumentalities.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person: (i) the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (ii) the obligations of such Person under other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Senior Subordinated Note is registered.

     "IGRA" means the Indian Gaming Regulatory Act of 1988, PL 100-497, U.S.C. 2701 et seq. as same may, from time to time, be amended.

     "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money; (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (iii) banker's acceptances; (iv) Capital Lease Obligations; (v) the balance, deferred and unpaid, of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (vi) any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by such Person of any Indebtedness of any other Person.

     The amount of any Indebtedness outstanding as of any date shall be: (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Senior Subordinated Note through a Participant.

     "Initial Senior Subordinated Notes" means the $300,000,000 aggregate principal amount of Senior Subordinated Notes issued under this Indenture on the date hereof.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and


                                       9
                                                       Senior Subordinated Notes
similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Authority or any Subsidiary of the Authority sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Authority such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Authority, the Authority shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(d).

     "Junior Subordinated Notes" means the $90.0 million in aggregate original principal amount (plus any accrued and unpaid interest) of junior subordinated notes of the Authority.

     "Key Project Assets" means: (i) the Lease and any real property or interest in real property comprising the Resort held in trust for the Tribe by the United States; (ii) any improvements (including, without limitation the Resort) to the leasehold estate under the Lease or such real property comprising the Resort (but excluding any obsolete personal property or real property improvements determined by the Authority to be no longer useful to the operations of the Resort); and (iii) any business records of the Authority or the Tribe relating to the operation of the Resort. "Lease" means the Land Lease between the Tribe and the Authority dated September 29, 1995, as the same may be amended in accordance with the terms thereof and of this Indenture.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Authority and sent to all Holders of the Senior Subordinated Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Loan Agreement" means that certain Loan Agreement, dated as of March 3, 1999, by and among the Authority, the Tribe, the lenders thereunder and Bank of America National Trust and Savings Association, as Administrative Agent, and the Documentation Agent and Syndication Agent referred to therein, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Management Agreement" means the Amended and Restated Gaming Facility Management Agreement dated August 30, 1995 by and between the Authority and TCA or any successor management agreement thereto.


                                       10
                                                       Senior Subordinated Notes

     "Management Board" means the Management Board of the Authority or any authorized committee of the Management Board of the Authority, as applicable.

     "Management Company" or "Manager" means TCA or a successor permitted pursuant to this Indenture.

     "Management Fee" means the Management Fee under the Management Agreement.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however:

     (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (A) any Asset Sale (including, without limitation, dispositions pursuant to sale leaseback transactions) or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

     (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss, less

     (iii) in the case of any Person that is a partnership or a limited liability company, the amount of withholding for tax purposes of such Person for such period.

     "Net Proceeds" means the aggregate cash proceeds received by the Authority or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale including, without limitation, legal, accounting and investment banking fees, and sales commissions and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements and amounts required to be applied to the repayment of Indebtedness (other than the repayment of Senior Indebtedness), secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "NIGC" means the National Indian Gaming Commission.

     "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Authority nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Authority or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which such Indebtedness specifies that the lenders thereunder will not have any recourse to the stock or assets of the Authority or any of its Restricted Subsidiaries.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


                                       11
                                                       Senior Subordinated Notes

     "Offering" means the offering of the Senior Notes and the Senior Subordinated Notes by the Authority.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person and, in the case of the Authority, shall include members of the Management Board.

     "Officers' Certificate" means a certificate signed on behalf of the Authority by two Officers of the Authority, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Authority, that meets the requirements of
Section 11.05 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Authority, any Subsidiary of the Authority or the Trustee.

     "Ownership Interest" means, with respect to any Person, Capital Stock of such Person or any interest which carries the right to elect or appoint any members of the Management Board or the Board of Directors or other executive office of such Person.

     "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

     "Permitted Asset Swap" means the exchange by the Authority or any Restricted Subsidiary of any assets for other assets from a Person; provided that, the assets received in such exchange are believed by the Authority in good faith to be of substantially equivalent value and substantially all of which are either (i) long term assets that are used or useful in the Principal Business,
(ii) cash or (iii) any combination of the foregoing clauses (i) and (ii).

     "Permitted Investments" means:

     (i) any Investment in the Authority or in a Restricted Subsidiary of the Authority that is engaged in a Principal Business or a Related Business;

     (ii)   any Investment in cash or Cash Equivalents;

     (iii) any Investment by the Authority or any Restricted Subsidiary of the Authority in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Authority and a Subsidiary Guarantor and is engaged in a Principal Business or a Related Business or (b) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Authority or a Restricted Subsidiary of the Authority;

     (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 3.10;

     (v) any Investment in any Person engaged in the Principal Business or a Related Business having an aggregate fair market value (as determined in good faith by the Management Board and measured as of the date of such Investment, without giving effect to any


                                       12
                                                       Senior Subordinated Notes
            subsequent increases or decreases in value) not to exceed $25.0 million at any one time outstanding;

     (vi)   Government Service Payments;

     (vii) payroll advances to employees of the Authority or its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $250,000 at any one time outstanding;

     (viii) accounts and notes receivable if created or acquired in the ordinary course of business and which are payable or dischargeable in accordance with customary trade terms;

     (ix) Investments related to Hedging Obligations, so long as such Hedging Obligations are not used for speculative purposes; and

     (x) any Investment in government securities to be held in the Defeasance Trust to defease the Junior Subordinated Notes in accordance with their terms.

     "Permitted Liens" means:

     (i) Liens securing Indebtedness permitted by the terms of this Indenture to be incurred under clauses (i), (ii), (v), (vi), (vii), (viii) (to the extent that the Indebtedness so guaranteed is permitted to be secured by this Indenture) and (x) of Section 4.09(b);

     (ii)   Liens in favor of the Authority or a Restricted Subsidiary;

     (iii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature (including, without limitation, pledges or deposits made in connection with obligatory workers' compensation laws, unemployment insurance or similar laws) incurred in the ordinary course of business;

     (iv) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (v) of Section 4.09(b) covering only the assets acquired with such Indebtedness;

     (v)    Liens existing on the date of this Indenture;

     (vi) Liens arising as a result of survey exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Authority or any of its Restricted Subsidiaries;

     (vii) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

     (viii) Liens incurred as a result of any interest or title of a lessor or lessee under any lease of property (including any Lien granted by such lessor or lessee but excluding any Lien arising in respect of a Financing Lease);


                                       13
                                                       Senior Subordinated Notes

     (ix) Liens in favor of the Tribe representing the ground lessor's interest under the Lease;

     (x) Liens on property existing at the time or acquisition thereof by the Authority or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition;

     (xi) Liens for taxes, assessments or governmental charges, claims or rights that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

     (xii) Liens securing Indebtedness permitted under clause (vii) of Section 4.09(b); provided that such Liens are no more extensive that the liens securing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded thereby;

     (xiii) Liens incurred in the ordinary course of business of the Authority or a Restricted Subsidiary with respect to obligations that do not exceed $500,000 at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property and materially impair the use thereof in the operation of business by the Authority, provided, however, it is acknowledged that Permitted Liens will not include any Lien on the land held in trust for the Tribe by the United States or any real property interest therein, including the buildings, improvements and fixtures, other than the leasehold interest pursuant to the Lease, or which will give the holder thereof a proprietary interest in any gaming activity as prohibited by Section 11(b)(2)(A) of IGRA;

     (xiv) Liens created by or resulting from any legal proceeding with respect to which the Authority or a Restricted Subsidiary is prosecuting an appeal proceeding for review and the Authority or such Restricted Subsidiary is maintaining adequate reserves in connection with GAAP; and

     (xv) a Lien on the assets in the Defeasance Trust with respect to the obligations of the Junior Subordinated Notes.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Authority or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Authority or any of its Restricted Subsidiaries; provided that:

     (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of prepayment premiums and reasonable expenses incurred in connection therewith);

     (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended,


                                       14
                                                       Senior Subordinated Notes
            refinanced, renewed, replaced, defeased or refunded; provided that if the original maturity date of such Indebtedness is after the Stated Maturity of the Senior Subordinated Notes, then such Permitted Refinancing Indebtedness shall have a maturity at least 180 days after the Senior Subordinated Notes;

     (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Subordinated Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Senior Subordinated Notes on terms at least as favorable to the Holders of Senior Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (iv) such Indebtedness is incurred either by the Authority or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

     "Principal Business" means the Class II and Class III casino Gaming (as such terms are defined in IGRA) and resort business and any activity or business incidental, directly related or similar thereto, or any business or activity that is a reasonable extension, development or expansion thereof or ancillary thereto, including any hotel, entertainment, recreation or other activity or business designed to promote, market, support, develop, construct or enhance the casino gaming and resort business operated by the Authority.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Senior Subordinated Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Senior Subordinated Note" means a Regulation S Temporary Global Senior Subordinated Note or Regulation S Permanent Global Senior Subordinated Note, as appropriate.

     "Regulation S Permanent Global Senior Subordinated Note" means a permanent global Senior Subordinated Note in the form of Exhibit A-1 hereto bearing the Global Senior Subordinated Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Senior Subordinated Note upon expiration of the Distribution Compliance Period.

     "Regulation S Temporary Global Senior Subordinated Note" means a temporary global Senior Subordinated Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Subordinated Notes initially sold in reliance on Rule 903 of Regulation S.


                                       15
                                                       Senior Subordinated Notes

     "Related Business" means any business related to the Principal Business.

     "Relinquishment Agreement" means the Relinquishment Agreement dated February 7, 1998 between the Authority and TCA.

     "Resort" means the multi-amenity gaming and entertainment resort located in Uncasville, Connecticut and the convention center, retail facilities, arena, hotel and improvements proposed to be constructed adjacent thereto, as described in the Offering Memorandum of the Authority dated February 24, 1999 but excluding (i) any obsolete personal property or real property improvement determined by the Authority to be no longer useful or necessary to the operations or support of the Resort and (ii) any equipment leased from a third party in the ordinary course of business.

     "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Definitive Senior Subordinated Note" means a Definitive Senior Subordinated Note bearing the Private Placement Legend.

     "Restricted Global Senior Subordinated Note" means a Global Senior Subordinated Note bearing the Private Placement Legend.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated the Securities Act.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Indebtedness" means: (i) all Indebtedness outstanding under the Credit Facilities and all Hedging Obligations with respect thereto, including, without limitation, all principal, interest, fees and other amounts payable with respect thereto, including any interest which accrues following any bankruptcy or insolvency of the Authority, the Tribe or any Subsidiary Guarantor; (ii) any other Indebtedness permitted to be incurred by the Authority under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on parity with or subordinated in right of payment to the Senior Subordinated Notes; (iii) all Obligations with respect to the foregoing; and (iv) at anytime the Senior Relinquishment Payments (as defined in the Relinquishment Agreement) to the extent then due and owing pursuant to the terms of the Relinquishment Agreement at such time.


                                       16
                                                       Senior Subordinated Notes

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include: (i) any Indebtedness of the Authority to any of its Restricted Subsidiaries or other Affiliates; or (ii) any Indebtedness that is incurred in violation of this Indenture.

     "Senior Notes" means, collectively, the Authority's 81/8% Initial Senior Notes due 2006 issued pursuant to the Senior Note Indenture and the Authority's Senior Exchange Notes (as such terms are defined in the Senior Note Indenture) issued pursuant to the Exchange Offer.

     "Senior Subordinated Exchange Notes" means the Authority's 83/4% Senior Subordinated Notes due 2009 to be issued in exchange for the Initial Senior Subordinated Notes pursuant to the Senior Subordinated Registration Rights Agreement.

     "Senior Subordinated Notes" means, collectively, the Initial Senior Subordinated Notes and the Senior Subordinated Exchange Notes, treated as a single class of securities as amended or supplemented from time to time in accordance with the terms hereof, in each case as issued pursuant to this Indenture.

     "Senior Note Indenture" means that certain indenture, dated the date hereof, among the Authority, the Tribe and First Union National Bank, as Trustee, as amended or supplemented from time to time, relating to the Senior Notes.

     "Senior Subordinated Registration Rights Agreement" means the Senior Subordinated Registration Rights Agreement, dated as of March 3, 1999, by and among the Authority and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Senior Subordinated Subsidiary Guarantee" means the joint and several guarantee by the Authority's Restricted Subsidiaries of the Authority's obligations under the Senior Subordinated Notes, in substantially the form of such Subsidiary Guarantee attached as Exhibit D to this Indenture.

     "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Senior Subordinated Registration Rights Agreement.

     "Side Letters" means (i) that certain Side Letter, dated February 7, 1998 regarding the Junior Subordinated Notes, as amended December 15, 1998; (ii) that certain Side Letter, dated February 7, 1998 relating to various waivers under the existing Management Agreement; (iii) that certain Side Letter, dated February 7, 1998, regarding the use of TCA personnel following this termination of the Management Agreement; (iv) that certain Side Letter, dated February 22, 1999, regarding the previously proposed exchange of Junior Subordinated Notes for Senior Subordinated Notes; and (v) that certain Side Letter, dated February 22, 1999, regarding the earlier Side Letters, in connection with the defeasance of the Junior Subordinated Notes.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid including as a result of any mandatory sinking fund payment or mandatory redemption in the documentation governing such Indebtedness in effect on the date hereof or, if such Indebtedness is incurred after the date of this Indenture, in the original documentation governing such Indebtedness, and


                                       17
                                                       Senior Subordinated Notes
shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Indebtedness" means any Indebtedness which by its terms is expressly subordinate in right of payment in any respect to the payment of any obligation on the Senior Subordinated Notes.

     "Subsidiary" means: (i) any instrumentality or subdivision or subunit of the Authority that has a separate legal existence or status or whose property and assets would not otherwise be bound to the terms of this Indenture; or (ii) with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of the shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof. The Tribe and any other instrumentality of the Tribe that is not also an instrumentality of the Authority shall not be a Subsidiary of the Authority.

     "Subsidiary Guarantor" means any Subsidiary of the Authority that executes a Senior Subordinated Subsidiary Guarantee in accordance with the provisions of this Indenture and its respective successors and assigns.

     "Sun International" means Sun International Hotels Limited, a Bahamian corporation or any of its affiliates.

     "TCA" means Trading Cove Associates.

     "Tender Offer" means the Tender Offer and the Consent Solicitation with respect to $175.0 million aggregate principal amount of the Existing Secured Notes.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

     "Tribal Council" means the Tribe's nine member elected council which exercises all the legislative and executive powers of the Tribe.

     "Tribal Gaming Ordinance" means the ordinance and any amendments thereto, and all related or implementing ordinances, including without limitation, the Gaming Authority Ordinance, enacted on July 15, 1995 which are enacted by the Tribe or authorize and regulate gaming on the Mohegan Reservation pursuant to IGRA.

     "Tribal Tax Code" means any sales, use, room occupancy and related excise taxes, including admissions and cabaret taxes and any other tax (other than income tax) that may be imposed by the State of Connecticut that the Tribe may impose on the Authority, its patrons or operations; provided, however, that the rate and scope of such taxes shall not be more onerous than those imposed by the State of Connecticut.

     "Tribe" means the Mohegan Tribe of Indians of Connecticut, a sovereign tribe recognized by the United States of America pursuant to 25 C.F.R. ss. 83.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.


                                       18
                                                       Senior Subordinated Notes

     "Unrestricted Definitive Senior Subordinated Note" means one or more Definitive Senior Subordinated Notes that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Senior Subordinated Note" means a permanent global Senior Subordinated Note substantially in the form of Exhibit A-1 attached hereto that bears the Global Senior Subordinated Note Legend and that has the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Senior Subordinated Notes that do not bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary that is designated in writing by the Authority as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Authority or any Restricted Subsidiary of the Authority unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Authority or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Authority; (iii) is a Person with respect to which neither the Authority nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Authority or any of its Restricted Subsidiaries; and (v) has at least one director on its board of directors that is not a director or executive officer of the Authority or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Authority or any of its Restricted Subsidiaries.

     Any such designation by the Management Board shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by
Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Authority as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Authority shall be in default of such Section). The Authority may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Authority of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted by Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (b) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Management Board or Board of Directors, as the case may be, of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated


                                       19
                                                       Senior Subordinated Notes
to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

     "Wholly Owned Restricted Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section 1.02.  Other Definitions.

                                                                      Defined in
        Term                                                           Section
        ----                                                          ----------
        "Affiliate Transaction"......................................    4.11
        "Asset Sale".................................................    4.10
        "Asset Sale Offer"...........................................    3.10
        "Authentication Order".......................................    2.02
        "Bankruptcy Law".............................................    4.01
        "Change of Control Offer"....................................    4.15
        "Change of Control Payment"..................................    4.15
        "Change of Control Payment Date".............................    4.15
        "Covenant Defeasance"........................................    8.03
        "DTC"........................................................    2.03
        "Event of Default"...........................................    6.01
        "Excess Proceeds"............................................    4.10
        "incur"......................................................    4.09
        "Lease Transaction"..........................................    4.24
        "Legal Defeasance"...........................................    8.02
        "Offer Amount"...............................................    3.10
        "Offer Period"...............................................    3.10
        "Paying Agent"...............................................    2.03
        "Payment Default"............................................    6.01
        "Purchase Date"..............................................    3.10
        "Registrar"..................................................    2.03
        "Restricted Payments"........................................    4.07

Section 1.03.  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Senior Subordinated Notes;

     "indenture security Holder" means a Holder of a Senior Subordinated Note;


                                       20
                                                       Senior Subordinated Notes

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee; and

     "obligor" on the Senior Subordinated Notes and any Senior Subordinated Note Guarantees means the Authority and any successor obligor upon the Senior Subordinated Notes and any Senior Subordinated Note Guarantees, respectively.

     All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04.  Rules of Construction.

     Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions; and

     (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2
                          THE SENIOR SUBORDINATED NOTES

Section 2.01.  Form and Dating.

     (a) General. The Senior Subordinated Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Senior Subordinated Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Subordinated Note shall be dated the date of its authentication. The Senior Subordinated Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Senior Subordinated Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Authority and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Subordinated Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (b) Global Senior Subordinated Notes. Senior Subordinated Notes issued in global form shall be substantially in the form of Exhibit A-1 or A-2 attached hereto (including the Global Senior Subordinated Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Senior Subordinated Note" attached thereto). Senior Subordinated Notes issued in definitive form shall be substantially in the form of Exhibit A-1 attached hereto (but without the Global Senior Subordinated Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Senior Subordinated


                                       21
                                                       Senior Subordinated Notes

Note" attached thereto). Each Global Senior Subordinated Note shall represent such of the outstanding Senior Subordinated Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Subordinated Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Senior Subordinated Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Subordinated Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

     (c) Temporary Global Senior Subordinated Notes. Senior Subordinated Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Senior Subordinated Note, which shall be deposited on behalf of the purchasers of the Senior Subordinated Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Authority and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Senior Subordinated Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Authority. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Senior Subordinated Note shall be exchanged for beneficial interests in Regulation S Permanent Global Senior Subordinated Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Senior Subordinated Notes, the Trustee shall cancel the Regulation S Temporary Global Senior Subordinated Note. The aggregate principal amount of the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Senior Subordinated Note and the Regulation S Permanent Global Senior Subordinated Notes that are held by Participants through Euroclear or Cedel Bank.

Section 2.02.  Execution and Authentication.

     Two Officers of the Authority shall sign the Senior Subordinated Notes for the Authority by manual or facsimile signature.

     If an Officer whose signature is on a Senior Subordinated Note no longer holds that office at the time a Senior Subordinated Note is authenticated, the Senior Subordinated Note shall nevertheless be valid.


                                       22
                                                       Senior Subordinated Notes

     A Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Subordinated Note has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Authority signed by two Officers of the Authority (an "Authentication Order"), authenticate Senior Subordinated Notes for original issue up to the aggregate principal amount not to exceed $300,000,000 (other than as provided in Section 2.07 hereof) in one or more series, which order shall specify whether such notes are Initial Senior Subordinated Notes or Senior Subordinated Exchange Notes.

     The Senior Subordinated Notes shall be issued only in fully registered form, without coupons and only in denominations of $1,000 and any integral multiple thereof. All Senior Subordinated Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Senior Subordinated Notes will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an authenticating agent acceptable to the Authority to authenticate Senior Subordinated Notes. An authenticating agent may authenticate Senior Subordinated Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Authority.

Section 2.03.  Registrar and Paying Agent.

     The Authority shall maintain an office or agency where Senior Subordinated Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Subordinated Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Subordinated Notes and of their transfer and exchange. The Authority may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Authority fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Authority or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

     The Authority initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Senior Subordinated Notes.

     The Authority initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Senior Subordinated Notes.

Section 2.04.  Paying Agent to Hold Money in Trust.

     The Authority shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Senior Subordinated Notes, and will notify the Trustee of any default by the Authority in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Authority at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Authority or a Restricted Subsidiary or an Affiliate) shall have no further liability for the money. If the Authority or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the


                                       23
                                                       Senior Subordinated Notes
benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Authority, the Trustee shall serve as Paying Agent for the Senior Subordinated Notes.

Section 2.05.  Holder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Authority shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Subordinated Notes and the Authority shall otherwise comply with TIA ss. 312(a).

Section 2.06.  Transfer and Exchange.

     (a) Transfer and Exchange of Global Senior Subordinated Notes. A Global Senior Subordinated Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Senior Subordinated Notes will be exchanged by the Authority for Definitive Senior Subordinated Notes if (i) the Authority delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Authority within 120 days after the date of such notice from the Depositary or (ii) the Authority in its sole discretion determines that the Global Senior Subordinated Notes (in whole but not in part) should be exchanged for Definitive Senior Subordinated Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Senior Subordinated Note be exchanged by the Authority for Definitive Senior Subordinated Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Senior Subordinated Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Senior Subordinated Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Senior Subordinated Note authenticated and delivered in exchange for, or in lieu of, a Global Senior Subordinated Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Senior Subordinated Note. A Global Senior Subordinated Note may not be exchanged for another Senior Subordinated Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Senior Subordinated Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Senior Subordinated Notes. The transfer and exchange of beneficial interests in the Global Senior Subordinated Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Senior Subordinated Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Senior Subordinated Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (i) Transfer of Beneficial Interests in the Same Global Senior Subordinated Note. Beneficial interests in any Restricted Global Senior Subordinated Note may be transferred to Persons who take


                                       24
                                                       Senior Subordinated Notes
     delivery thereof in the form of a beneficial interest in the same Restricted Global Senior Subordinated Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Regulation S Global Senior Subordinated Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Senior Subordinated Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Senior Subordinated Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Senior Subordinated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Senior Subordinated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Senior Subordinated Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Senior Subordinated Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Senior Subordinated Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Authority in accordance with
     Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Senior Subordinated Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Senior Subordinated Notes contained in this Indenture and the Senior Subordinated Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Senior Subordinated Note(s) pursuant to
     Section 2.06(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Senior Subordinated Note. A beneficial interest in any Restricted Global Senior Subordinated Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Senior Subordinated Note if the transfer complies with the requirements of
     Section 2.06(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Senior Subordinated Note or the Regulation S Global Senior Subordinated Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;


                                       25
                                                       Senior Subordinated Notes

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Senior Subordinated Note for Beneficial Interests in the Unrestricted Global Senior Subordinated Note. A beneficial interest in any Restricted Global Senior Subordinated Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Senior Subordinated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Senior Subordinated Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Senior Subordinated Note has not yet been issued, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or
     (D) above.

          Beneficial interests in an Unrestricted Global Senior Subordinated Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Senior Subordinated Note.


                                       26
                                                       Senior Subordinated Notes

     (c) Transfer or Exchange of Beneficial Interests for Definitive Senior Subordinated Notes.

          (i) Beneficial Interests in Restricted Global Senior Subordinated Notes to Restricted Definitive Senior Subordinated Notes. If any holder of a beneficial interest in a Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Subordinated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Senior Subordinated Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Restricted Definitive Senior Subordinated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Authority or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Senior Subordinated Note to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and the Authority shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Subordinated Note in the appropriate principal amount. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest in a Restricted Global Senior Subordinated Note pursuant to this
     Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest in a Restricted Global Senior Subordinated Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Regulation S Temporary Global Senior Subordinated Note to Definitive Senior Subordinated Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a


                                       27
                                                       Senior Subordinated Notes
     beneficial interest in the Regulation S Temporary Global Senior Subordinated Note may not be exchanged for a Definitive Senior Subordinated Note or transferred to a Person who takes delivery thereof in the form of a Definitive Senior Subordinated Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (iii) Beneficial Interests in Restricted Global Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. A holder of a beneficial interest in a Restricted Global Senior Subordinated Note may exchange such beneficial interest for an Unrestricted Definitive Senior Subordinated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. If any holder of a beneficial interest in an Unrestricted Global Senior Subordinated Note proposes to exchange such beneficial interest for a Definitive Senior Subordinated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Senior Subordinated Note, then, upon satisfaction of the conditions set forth in


                                       28
                                                       Senior Subordinated Notes

     Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Senior Subordinated Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Authority shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Senior Subordinated Note in the appropriate principal amount. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Senior Subordinated Notes to the Persons in whose names such Senior Subordinated Notes are so registered. Any Definitive Senior Subordinated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Senior Subordinated Notes for Beneficial Interests.

          (i) Restricted Definitive Senior Subordinated Notes to Beneficial Interests in Restricted Global Senior Subordinated Notes. If any Holder of a Restricted Definitive Senior Subordinated Note proposes to exchange such Senior Subordinated Note for a beneficial interest in a Restricted Global Senior Subordinated Note or to transfer such Restricted Definitive Senior Subordinated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Senior Subordinated Note, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Senior Subordinated Note proposes to exchange such Senior Subordinated Note for a beneficial interest in a Restricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Senior Subordinated Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Senior Subordinated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Senior Subordinated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Senior Subordinated Note is being transferred to the Authority or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

               (F) if such Restricted Definitive Senior Subordinated Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Senior Subordinated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Senior Subordinated Note, in the case of clause (B) above, the 144A Global Senior


                                       29
                                                       Senior Subordinated Notes

     Subordinated Note, in the case of clause (C) above, the Regulation S Global Senior Subordinated Note.

          (ii) Restricted Definitive Senior Subordinated Notes to Beneficial Interests in Unrestricted Global Senior Subordinated Notes. A Holder of a Restricted Definitive Senior Subordinated Note may exchange such Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transfer such Restricted Definitive Senior Subordinated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Senior Subordinated Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Senior Subordinated
               Notes proposes to exchange such Senior Subordinated Notes for a beneficial interest in the Unrestricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Senior Subordinated
               Notes proposes to transfer such Senior Subordinated Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Senior Subordinated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Senior Subordinated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Senior Subordinated Note.

          (iii) Unrestricted Definitive Senior Subordinated Notes to Beneficial Interests in Unrestricted Global Senior Subordinated Notes. A Holder of an Unrestricted Definitive Senior Subordinated Note may exchange such Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note or transfer such Definitive Senior Subordinated Notes to a Person who


                                       30
                                                       Senior Subordinated Notes
     takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Senior Subordinated Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Senior Subordinated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Senior Subordinated Notes.

          If any such exchange or transfer from a Definitive Senior Subordinated Note to a beneficial interest is effected pursuant to subparagraphs
     (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Senior Subordinated Note has not yet been issued, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section
     2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of Definitive Senior Subordinated Notes so transferred.

     (e) Transfer and Exchange of Definitive Senior Subordinated Notes for Definitive Senior Subordinated Notes. Upon request by a Holder of Definitive Senior Subordinated Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Senior Subordinated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Senior Subordinated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (i) Restricted Definitive Senior Subordinated Notes to Restricted Definitive Senior Subordinated Notes. Any Restricted Definitive Senior Subordinated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Senior Subordinated Note if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. Any Restricted Definitive Senior Subordinated Note may be exchanged by the Holder thereof for an Unrestricted Definitive Senior Subordinated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the


                                       31
                                                       Senior Subordinated Notes

          Senior Subordinated Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Authority;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Senior Subordinated Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Senior
               Subordinated Notes proposes to exchange such Senior Subordinated Notes for an Unrestricted Definitive Senior Subordinated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Senior
               Subordinated Notes proposes to transfer such Senior Subordinated Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Authority to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Senior Subordinated Notes to Unrestricted Definitive Senior Subordinated Notes. A Holder of Unrestricted Definitive Senior Subordinated Notes may transfer such Senior Subordinated Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Senior Subordinated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Senior Subordinated Notes pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Senior Subordinated Registration Rights Agreement, the Authority shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Senior Subordinated Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Senior Subordinated Exchange Notes and
(z) they are not affiliates (as defined in Rule 144) of the Authority, and accepted for exchange in the Exchange Offer and (ii) Definitive Senior Subordinated Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Senior Subordinated Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Subordinated Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Senior Subordinated Notes to be reduced accordingly, and the Authority shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Senior Subordinated Notes so accepted Definitive Senior Subordinated Notes in the appropriate principal amount.


                                       32
                                                       Senior Subordinated Notes

     (g) Legends. The following legends shall appear on the face of all Global Senior Subordinated Notes and Definitive Senior Subordinated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend.

               (A) Except as permitted by subparagraph (B) below, each Global Senior Subordinated Note and each Definitive Senior Subordinated Note (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE AUTHORITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Senior Subordinated Note or Definitive Senior Subordinated Note issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii), (c)(iv), (d)(ii), (d)(iii),
          (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Senior Subordinated Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Senior Subordinated Note Legend. Each Global Senior Subordinated Note shall bear a legend in substantially the following form:


                                       33
                                                       Senior Subordinated Notes

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY."

          (iii) Regulation S Temporary Global Senior Subordinated Note Legend. The Regulation S Temporary Global Senior Subordinated Note shall bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Senior Subordinated Notes. At such time as all beneficial interests in a particular Global Senior Subordinated Note have been exchanged for Definitive Senior Subordinated Notes or a particular Global Senior Subordinated Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Senior Subordinated Note shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Senior Subordinated Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Subordinated Note or for Definitive Senior Subordinated Notes, the principal amount of Senior Subordinated Notes represented by such Global Senior Subordinated Note shall be reduced accordingly and an endorsement shall be made on such Global Senior Subordinated Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Senior Subordinated Note, such other Global Senior Subordinated Note shall be increased accordingly and an endorsement shall be made on such Global Senior Subordinated Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

     (i) General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Authority shall execute and the Trustee shall authenticate Global Senior Subordinated Notes and Definitive Senior Subordinated Notes upon the Authority's order or at the Registrar's request.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Senior Subordinated Note or to a Holder of a Definitive Senior Subordinated Note for any registration of transfer or exchange, but the Authority may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.10, 4.10, 4.15 and 9.05 hereof).


                                       34
                                                       Senior Subordinated Notes

          (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Subordinated Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part.

          (iv) All Global Senior Subordinated Notes and Definitive Senior Subordinated Notes issued upon any registration of transfer or exchange of Global Senior Subordinated Notes or Definitive Senior Subordinated Notes shall be the valid obligations of the Authority, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Senior Subordinated Notes or Definitive Senior Subordinated Notes surrendered upon such registration of transfer or exchange.

          (v) The Authority shall not be required (A) to issue, to register the transfer of or to exchange any Senior Subordinated Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Subordinated Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Subordinated Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Subordinated Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Subordinated Note between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Senior Subordinated Note, the Trustee, any Agent and the Authority may deem and treat the Person in whose name any Senior Subordinated Note is registered as the absolute owner of such Senior Subordinated Note for the purpose of receiving payment of principal of and interest on such Senior Subordinated Notes and for all other purposes, and none of the Trustee, any Agent or the Authority shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Senior Subordinated Notes and Definitive Senior Subordinated Notes in accordance with the provisions of Section 2.02 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Senior Subordinated Notes.

     If any mutilated Senior Subordinated Note is surrendered to the Trustee or the Authority and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Subordinated Note, the Authority shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Subordinated Note in accordance with this Indenture. If required by the Trustee or the Authority, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Authority to protect the Authority, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Subordinated Note is replaced. The Authority may charge for its expenses in replacing a Senior Subordinated Note.

     Every replacement Senior Subordinated Note is an additional obligation of the Authority and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Subordinated Notes duly issued hereunder.


                                       35
                                                       Senior Subordinated Notes

Section 2.08.  Outstanding Senior Subordinated Notes.

     The Senior Subordinated Notes outstanding at any time are all the Senior Subordinated Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Senior Subordinated Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Subordinated Note does not cease to be outstanding because the Authority or an Affiliate of the Authority holds the Senior Subordinated Note.

     If a Senior Subordinated Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Subordinated Note is held by a bona fide purchaser.

     If the principal amount of any Senior Subordinated Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than the Authority, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Subordinated Notes payable on that date, then on and after that date such Senior Subordinated Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Senior Subordinated Notes.

     In determining whether the Holders of the required principal amount of Senior Subordinated Notes have concurred in any direction, waiver or consent, Senior Subordinated Notes owned by the Authority, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Authority, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Subordinated Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.  Temporary Senior Subordinated Notes.

     Until certificates representing Senior Subordinated Notes are ready for delivery, the Authority may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Subordinated Notes. Temporary Senior Subordinated Notes shall be substantially in the form of certificated Senior Subordinated Notes but may have variations that the Authority considers appropriate for temporary Senior Subordinated Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Authority shall prepare and the Trustee shall authenticate definitive Senior Subordinated Notes in exchange for temporary Senior Subordinated Notes.

     Holders of temporary Senior Subordinated Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.

     The Authority at any time may deliver Senior Subordinated Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Subordinated Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Subordinated Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Subordinated Notes (subject to the record


                                       36
                                                       Senior Subordinated Notes
retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Subordinated Notes shall be delivered to the Authority. The Authority may not issue new Senior Subordinated Notes to replace Senior Subordinated Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.

     If the Authority defaults in a payment of interest on the Senior Subordinated Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof. The Authority shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Subordinated Note and the date of the proposed payment. The Authority shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Authority (or, upon the written request of the Authority, the Trustee in the name and at the expense of the Authority) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.  CUSIP Numbers.

     The Authority in issuing the Senior Subordinated Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Subordinated Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers. The Authority will promptly notify the Trustee of any change in the CUSIP numbers.

                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01.  Notices to Trustee.

     If the Authority elects to redeem Senior Subordinated Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Subordinated Notes to be redeemed, (iv) the redemption price and (v) if applicable, any redemption requirements of the principal national securities exchange on which the Senior Subordinated Notes are listed.

Section 3.02.  Selection of Senior Subordinated Notes to Be Redeemed.

     If less than all of the Senior Subordinated Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Subordinated Notes to be redeemed or purchased among the Holders of the Senior Subordinated Notes in compliance with any requirements of the principal national securities exchange, if any, on which the Senior Subordinated Notes are listed as set forth in the Officers' Certificate delivered pursuant to Section
3.01 or, if the Senior Subordinated Notes are not so listed or if the requirements are not set forth in such Officers' Certificate, on a pro rata basis,


                                       37
                                                       Senior Subordinated Notes
by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Subordinated Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Subordinated Notes not previously called for redemption.

     The Trustee shall promptly notify the Authority in writing of the Senior Subordinated Notes selected for redemption and, in the case of any Senior Subordinated Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Subordinated Notes and portions of Senior Subordinated Notes selected shall be in amounts of $1,000 or whole multiples of $1,000, except that if all of the Senior Subordinated Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Subordinated Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Subordinated Notes called for redemption also apply to portions of Senior Subordinated Notes called for redemption.

Section 3.03.  Notice of Redemption.

     Subject to the provisions of Section 3.10 hereof, at least 30 days but not more than 60 days before a redemption date, the Authority shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address.

     The notice shall identify the Senior Subordinated Notes to be redeemed and shall state:

     (a) the redemption date;

     (b) the redemption price;

     (c) if any Senior Subordinated Note is being redeemed in part, the portion of the principal amount of such Senior Subordinated Note to be redeemed and that, after the redemption date upon surrender of such Senior Subordinated Note, a new Senior Subordinated Note or Senior Subordinated Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Subordinated Note;

     (d) the name and address of the Paying Agent;

     (e) that Senior Subordinated Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (f) that, unless the Authority defaults in making such redemption payment, interest on Senior Subordinated Notes called for redemption ceases to accrue on and after the redemption date;

     (g) the paragraph of the Senior Subordinated Notes and/or Section of this Indenture pursuant to which the Senior Subordinated Notes called for redemption are being redeemed; and

     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Subordinated Notes.

     At the Authority's request, the Trustee shall give the notice of redemption in the Authority's name and at its expense; provided, however, that the Authority shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be satisfactory to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


                                       38
                                                       Senior Subordinated Notes

Section 3.04.  Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Subordinated Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05.  Deposit of Redemption Price.

     One Business Day prior to the redemption date, the Authority shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Authority any money deposited with the Trustee or the Paying Agent by the Authority in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Subordinated Notes to be redeemed.

     If the Authority complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Subordinated Notes or the portions of Senior Subordinated Notes called for redemption. If a Senior Subordinated Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Subordinated Note was registered at the close of business on such record date. If any Senior Subordinated Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Authority to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Subordinated Notes and in Section 4.01 hereof.

Section 3.06.  Senior Subordinated Notes Redeemed in Part.

     Upon surrender of a Senior Subordinated Note that is redeemed in part, the Authority shall issue and, upon the Authority's written request, the Trustee shall authenticate for the Holder at the expense of the Authority a new Senior Subordinated Note equal in principal amount to the unredeemed portion of the Senior Subordinated Note surrendered.

Section 3.07.  Optional Redemption.

     (a) Except as set forth in Section 3.08, the Authority shall not have the option to redeem the Senior Subordinated Notes pursuant to this Section 3.07 prior to January 1, 2004. On or after such date, the Authority shall have the option to redeem the Senior Subordinated Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

        Year                                                          Percentage
        ----                                                          ----------
        2004.......................................................    104.375%
        2005.......................................................    102.917%
        2006.......................................................    101.458%
        2007 and thereafter........................................    100.000%

     Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.


                                       39
                                                       Senior Subordinated Notes

Section 3.08.  Redemption Pursuant to Gaming Law

     (a) Notwithstanding any other provisions of this Article 3, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Senior Subordinated Notes must be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Senior Subordinated Notes within 30 days of receipt of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or (ii) to call for redemption of the Senior Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (1) the principal amount thereof or (2) the price at which such Holder or beneficial owner acquired the Senior Subordinated Notes or (3) the current market price of the Senior Subordinated Notes, together with, in each case, accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority.

     (b) In connection with any redemption pursuant to this Section 3.08, and except as may be required by a Gaming Regulatory Authority, the Authority shall comply with Sections 3.01 through 3.06 hereof.

     (c) The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Senior Subordinated Notes who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

Section 3.09.  Mandatory Redemption.

     The Authority shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

Section 3.10.  Offer to Purchase by Application of Excess Proceeds.

     In the event that, pursuant to Section 4.10 hereof, the Authority shall be required to commence an offer to all Holders to purchase Senior Subordinated Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Authority shall purchase the principal amount of Senior Subordinated Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered in response to the Asset Sale Offer. Payment for any Senior Subordinated Notes so purchased shall be made in the same manner as interest payments are made.

     If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior


                                       40
                                                       Senior Subordinated Notes

Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Subordinated Notes pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Authority shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Subordinated Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

     (a) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

     (b) the Offer Amount, the purchase price and the Purchase Date;

     (c) that any Senior Subordinated Note not tendered or accepted for payment shall continue to accrue interest;

     (d) that, unless the Authority defaults in making such payment, any Senior Subordinated Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

     (e) that Holders electing to have a Senior Subordinated Note purchased pursuant to an Asset Sale Offer may elect to have Senior Subordinated Notes purchased in integral multiples of $1,000 only;

     (f) that Holders electing to have a Senior Subordinated Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note completed, or transfer by book-entry transfer, to the Authority, a depositary, if appointed by the Authority, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

     (g) that Holders shall be entitled to withdraw their election if the Authority, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Subordinated Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Subordinated Note purchased;

     (h) that, if the aggregate principal amount of Senior Subordinated Notes surrendered by Holders exceeds the Offer Amount, the Authority shall select the Senior Subordinated Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Authority so that only Senior Subordinated Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

     (i) that Holders whose Senior Subordinated Notes were purchased only in part shall be issued new Senior Subordinated Notes equal in principal amount to the unpurchased portion of the Senior Subordinated Notes surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Authority shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Senior Subordinated Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Subordinated Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Subordinated Notes or portions thereof were accepted for payment by the Authority in


                                       41
                                                       Senior Subordinated Notes
accordance with the terms of this Section 3.10. The Authority, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Subordinated Notes tendered by such Holder and accepted by the Authority for purchase, and the Authority shall promptly issue a new Senior Subordinated Note, and the Trustee, upon written request from the Authority shall authenticate and mail or deliver such new Senior Subordinated Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Subordinated Note surrendered. Any Senior Subordinated Note not so accepted shall be promptly mailed or delivered by the Authority to the Holder thereof. The Authority shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                    ARTICLE 4
                                    COVENANTS

Section 4.01.  Payment of Senior Subordinated Notes.

     (a) The Authority shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Subordinated Notes on the dates and in the manner provided in the Senior Subordinated Notes. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Authority or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Authority in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. The Authority shall pay all Additional Interest, if any, in the same manner, on the same dates and in the amounts set forth in the first paragraph of the Senior Subordinated Notes.

     (b) The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Subordinated Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.  Maintenance of Office or Agency.

     (a) The Authority shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Senior Subordinated Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Authority in respect of the Senior Subordinated Notes and this Indenture may be served. The Authority shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Authority shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     (b) The Authority may also from time to time designate one or more other offices or agencies where the Senior Subordinated Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Authority of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Authority shall


                                       42
                                                       Senior Subordinated Notes
give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     (c) The Authority hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Authority in accordance with Section 2.03.

Section 4.03.  Reports.

     (a) Whether or not required by the SEC, so long as any Senior Subordinated Notes are outstanding, the Authority will furnish to the Holders of Senior Subordinated Notes and the Trustee within 15 days after the end of the time periods specified in the SEC's rules and regulations for filings of current, quarterly and annual reports:

     (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Authority were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Authority and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Authority and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Authority, to the extent that would be required by the rules, regulations or interpretive positions of the SEC) and, with respect to the annual information only, a report thereon by the Authority's independent public accountants; and

     (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Authority were required to file such reports.

     (b) In the event that the Authority consummates an Exchange Offer, whether or not required by the rules and regulations of the SEC, the Authority will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     (c) The Authority has agreed that, for so long as any Senior Subordinated Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (d) The Authority shall file with the Trustee and provide to Holders of Senior Subordinated Notes, within 15 days after it files them with the NIGC, copies of all reports which the Authority is required to file with the NIGC pursuant to 25 C.F.R. Part 514.

     (e) The Authority shall at all times comply with TIA ss. 314(a).

Section 4.04.  Compliance Certificate.

     (a) The Authority shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Authority and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view


                                       43
                                                       Senior Subordinated Notes
to determining whether the Authority has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Authority has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Authority is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Subordinated Notes is prohibited or if such event has occurred, a description of the event and what action the Authority is taking or proposes to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Authority's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Authority has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Authority shall, so long as any of the Senior Subordinated Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Authority is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.

     The Authority shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Subordinated Notes.

Section 4.06.  Stay, Extension and Usury Laws.

     The Authority covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Authority (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.  Restricted Payments.

     (a) The Authority will not, and the Authority will not permit any of its Restricted Subsidiaries, directly or indirectly, to: (i) make any payment on or with respect to any of the Authority's or any of its Restricted Subsidiaries' Equity Interests; (ii) purchase, redeem, defease or otherwise acquire or retire for


                                       44
                                                       Senior Subordinated Notes
value any Equity Interest in the Authority held by the Tribe or any Affiliate of the Tribe; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (other than the defeasance and the ultimate redemption of the Junior Subordinated Notes in accordance with their terms and the terms of the Defeasance Trust), except a payment of interest or principal at Stated Maturity thereof; (iv) make any payment or distribution to the Tribe (or any other agency, instrumentality or political subunit thereof) or make any general distribution to the members of the Tribe (other than Government Service Payments); or (v) make any Restricted Investment; (all such payments and other actions set forth in clauses (i) through (v) are collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

     (A) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (B) the Authority would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

     (C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Authority and its Restricted Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of Section 4.07(b)), is less than the sum, without duplication, of (1) 50% of the Consolidated Net Income of the Authority for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Authority's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (2) 100% of the aggregate net cash proceeds or fair market value (as determined in good faith by the Management Board and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) of assets or property (other than cash) received by the Authority from capital contributions from the Tribe that bear no mandatory obligation to repay the Tribe and other than from a Restricted Subsidiary of the Authority, plus (3) to the extent that any Restricted Investment that was made after the date of this Indenture is sold, liquidated or otherwise disposed of for cash or an amount equal to the fair market value thereof (as determined in good faith by the Management Board and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), the lesser of (I) the cash return of capital or fair market value amount, as the case may be, with respect to such Restricted Investment (less the cost of disposition, if any) and (II) the initial amount of such Restricted Investment, plus (4) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (I) the fair market value of the Authority's Investment in such Subsidiary as of the date of such redesignation or (II) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

     (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit: (i) the defeasance, redemption, repurchase or other acquisition of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(ii) the payment of any dividend by a Restricted Subsidiary of the Authority to the holders of its common Equity Interests on a pro rata basis; (iii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary of the Authority held by any


                                       45
                                                       Senior Subordinated Notes
member of the Authority's (or any of its Restricted Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that (a) the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1.0 million in any 12-month period and (b) the aggregate amount of all such repurchased, redeemed, acquired or retired Equity Interests shall not in the aggregate exceed $3.0 million; (iv) the redemption or purchase of Subordinated Indebtedness of the Authority in the event that the holder of such Subordinated Indebtedness has failed to qualify or be found suitable or otherwise be eligible by any Gaming Regulatory Authority to remain a holder of such Subordinated Indebtedness; (v) the redemption, defeasance, repurchase or other acquisition or retirement of Subordinated Indebtedness with the net cash proceeds from a substantially concurrent capital contribution from the Tribe (provided that such capital contribution is not counted for purposes of Section 4.07(a)(C)(2)); and (vi) any other Restricted Payments in an amount not to exceed $20.0 million at any one time outstanding.

     (c) The Authority may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; provided that in no event shall (i) any entity (including any Subsidiary of the Authority or the Authority or any operating division thereof) engaged in a Principal Business be transferred to or held by an Unrestricted Subsidiary or (ii) any Key Project Assets or Gaming Licenses be transferred to an Unrestricted Subsidiary. In the event of such designation, all outstanding Investments owned by the Authority and its Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under Section 4.07(a) unless the Investment constitutes a Permitted Investment. All such outstanding Investments will be deemed to constitute Restricted Payments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Authority may redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not otherwise cause a Default.

     (d) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Authority or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Management Board whose resolution with respect thereto shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Authority shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

Section 4.08.  Dividend and Other Payment Restrictions Affecting Subsidiaries.

     (a) Except as set forth in Section 4.08(b), the Authority will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on its Capital Stock to the Authority or any of the Authority's Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Authority or any of the Authority's Restricted Subsidiaries; (ii) make loans or advances to the Authority or any of the Authority's Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Authority or any of the Authority's Restricted Subsidiaries.

     (b) The provisions of Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:


                                       46
                                                       Senior Subordinated Notes

     (i) Existing Indebtedness as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such Existing Indebtedness, as in effect on the date of this Indenture;

     (ii)   this Indenture and the Senior Subordinated Notes;

     (iii)  the Senior Notes Indenture and the Senior Notes;

     (iv)   the Credit Facilities;

     (v)    applicable law;

     (vi) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Authority or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

     (vii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business and consistent with past practices;

     (viii) purchase money obligations (including, without limitation, Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in Section 4.08(a)(iii);

     (ix) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending its sale or other disposition;

     (x) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

     (xi) Liens securing Indebtedness otherwise permitted to be incurred pursuant to Section 4.12 that limit the right of the Authority or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

     (xii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

     (xiii) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.


                                       47
                                                       Senior Subordinated Notes

Section 4.09.  Incurrence of Indebtedness and Issuance of Preferred Stock.

     (a) The Authority will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Authority will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Authority may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and the Authority's Subsidiaries may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Authority's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period. Notwithstanding the foregoing, the Authority will not issue any Disqualified Stock or any type of Capital Stock that would violate IGRA.

     (b) So long as no Default or Event of Default shall have occurred and be continuing, or would be caused thereby, Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness:

     (i) the incurrence by the Authority or its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to Credit Facilities; provided that the aggregate principal amount of all such Indebtedness and letters of credit outstanding under all Credit Facilities, after giving effect to such incurrence (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Authority thereunder), does not exceed $500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Authority or any of its Restricted Subsidiaries since the date of this Indenture to repay Indebtedness under Credit Facilities permitted under Section 4.10;

     (ii) the incurrence by the Authority and its Restricted Subsidiaries of the Existing Indebtedness;

     (iii) the incurrence by the Authority of Indebtedness represented by the Senior Subordinated Notes and the Senior Subordinated Exchange Notes;

     (iv) the incurrence by the Authority of Indebtedness represented by the Senior Notes and the Senior Exchange Notes;

     (v) the incurrence by the Authority or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price of furniture, fixtures, equipment or similar assets used or useful in the business of the Authority or such Restricted Subsidiary not to exceed 100% of the lesser of cost or fair market value of the assets financed and, in an aggregate principal amount under this clause (v) not to exceed $25.0 million at any time outstanding;

     (vi) the incurrence by the Authority or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, renew, extend, defease or replace Indebtedness that was permitted by


                                       48
                                                       Senior Subordinated Notes
            this Indenture to be incurred under Section 4.09(a) or clauses (i),
            (ii) (other than the Junior Subordinated Notes), (iii), (iv) or (v) of Section 4.09(b);

     (vii) the incurrence by the Authority or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

     (viii) the guarantee by the Authority or any of its Restricted Subsidiaries of any Indebtedness of the Authority or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this Section 4.09;

     (ix) the incurrence by a Wholly Owned Restricted Subsidiary of Indebtedness owed to another Wholly Owned Restricted Subsidiary or to the Authority; provided that if at any time any such Wholly Owned Restricted Subsidiary ceases to be a Wholly Owned Restricted Subsidiary, any such Indebtedness shall be deemed to be an incurrence of Indebtedness for the purposes of this Section 4.09;

     (x) the incurrence by the Authority or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $25.0 million; or

     (xi) the incurrence by the Authority's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Authority that was not permitted by this clause (xi).

     For purposes of determining compliance with this Section 4.09 in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xi) above or is entitled to be incurred pursuant to Section 4.09(a), the Authority shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this Section 4.09.

Section 4.10.  Asset Sales.

     (a) The Authority will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless: (i) the Authority (or its Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Management Board and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of; and (ii) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Authority or such Restricted Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash: (A) any liabilities that would appear on the Authority's or such Restricted Subsidiary's balance sheet prepared in accordance with GAAP (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Authority or such Restricted Subsidiary from further liability; and (B) any securities, notes or other obligations received by the Authority or any such Restricted Subsidiary from such transferee that


                                       49
                                                       Senior Subordinated Notes
are converted by the Authority or such Restricted Subsidiary into cash (to the extent of the cash received) within 30 days of the receipt thereof, provided, however, that the Authority will not be permitted to make any Asset Sale of Key Project Assets.

     (b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Authority may apply such Net Proceeds, at its option, to: (i) repay permanently term Indebtedness under Credit Facilities of the Authority or any Restricted Subsidiary; (ii) repay revolving credit Indebtedness under Credit Facilities and correspondingly permanently reduce commitments with respect thereto; (iii) acquire a majority of the assets of, or a majority of the Voting Stock of, an entity engaged in the Principal Business or a Related Business;
(iv) make capital expenditures or acquire other long-term assets that are used or useful in the Principal Business or a Related Business; (v) make an investment in the Principal Business or a Related Business or in tangible long-term assets used or useful in the Principal Business or a Related Business; or (vi) reduce permanently Indebtedness (including the Senior Notes) that is not Subordinated Indebtedness.

     Pending the final application of any such Net Proceeds, the Authority may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

     (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Authority will make an Asset Sale Offer to all Holders of Senior Subordinated Notes and all holders of other Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Senior Subordinated Notes and such other Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase and will be payable in cash, in accordance with the procedures set forth in this Indenture and such other Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Authority may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Senior Subordinated Notes and such other Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes and such other Indebtedness (to the extent that such other Indebtedness permits such selection) to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Section 4.11.  Transactions with Affiliates.

     (a) The Authority will not, and the Authority will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless: (i) such Affiliate Transaction is on terms that are no less favorable to the Authority or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Authority or such Restricted Subsidiary with an unrelated Person; and (ii) the Authority delivers to the
Trustee: (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Management Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this
Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Board; and (B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in


                                       50
                                                       Senior Subordinated Notes
excess of $10.0 million, an opinion as to the fairness to the Authority or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a): (i) any employment agreement or arrangement entered into by the Authority or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Authority or such Restricted Subsidiary; (ii) transactions between or among the Authority and/or its Restricted Subsidiaries;
(iii) payment of reasonable Management Board fees to members of the Management Board; (iv) transactions with Persons in whom the Authority owns any Equity Interests, so long as the remaining equity holders of such Person are not Affiliates of the Authority or any of its Subsidiaries; (v) Government Service Payments; (vi) transactions pursuant to the Development Services Agreement, the Relinquishment Agreement and the Side Letters; (vii) Restricted Payments or Permitted Investments that are made in compliance with the provisions of Section 4.07; and (viii) contractual arrangements existing on the date of this Indenture and renewals, extensions and any modifications thereof that are not materially adverse to Holders.

Section 4.12.  Liens.

     The Authority will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of its property or assets or any proceeds therefrom, which secure either (i) Subordinated Indebtedness, unless the Senior Subordinated Notes are secured by a Lien on such property assets or proceeds, which Lien is senior in priority to the Liens securing such Subordinated Indebtedness or (ii) pari passu Indebtedness, unless the Senior Subordinated Notes are equally and ratably secured with the Liens securing such pari passu Indebtedness.

Section 4.13.  Line of Business.

     The Authority shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Principal Business or a Related Business.

Section 4.14.  Existence of the Authority and Maintenance of the Lease.

     (a) The Authority shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, in accordance with their respective organizational documents and their respective rights (contractual, charter and statutory), licenses and franchises; provided, however, that neither the Authority nor any Restricted Subsidiary shall be required to preserve, with respect to itself, any license, right or franchise and, with respect to its Restricted Subsidiaries, any such existence, license, right or franchise, if its Management Board or Board of Directors, or other governing body or officers authorized to make such determination, as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Authority or any Restricted Subsidiary, and that the loss thereof is not adverse in any material respect to the Holders.

     (b) The Authority shall do, or cause to be done, all things necessary to perform any material covenants set forth in the Lease in order to keep the Lease in full force and effect.


                                       51
                                                       Senior Subordinated Notes

Section 4.15.  Offer to Repurchase Upon Change of Control.

     (a) If a Change of Control occurs, each Holder of the Senior Subordinated Notes will have the right to require the Authority to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Senior Subordinated Notes pursuant to a Change of Control Offer. In the Change of Control Offer, the Authority will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Senior Subordinated Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, thereon, to the date of purchase.

     (b) Within 20 Business Days following any Change of Control, the Authority will mail a notice to each Holder (and, unless the Trustee makes the mailing on behalf of the Authority, to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Subordinated Notes on the Change of Control Payment Date specified in such notice, pursuant to the procedures required by this Indenture and described in such notice. If the Authority wishes the Trustee to do the mailing, it will give the Trustee adequate prior notice so that the Trustee may do so. The Authority will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Subordinated Notes as a result of a Change of Control.

     (c) On the Change of Control Payment Date, the Authority will, to the extent lawful: (i) accept for payment all Senior Subordinated Notes or portions thereof properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Subordinated Notes or portions thereof so tendered; and
(iii) deliver or cause to be delivered to the Trustee the Senior Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Subordinated Notes or portions thereof being purchased by the Authority.

     (d) The Paying Agent will promptly mail to each Holder of Senior Subordinated Notes so tendered the Change of Control Payment for such Senior Subordinated Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Subordinated Note equal in principal amount to any unpurchased portion of the Senior Subordinated Notes surrendered, if any; provided that each such new Senior Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Authority will notify the Trustee and will instruct the Trustee to notify the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (e) Notwithstanding anything to the contrary in this Section 4.15, the Authority shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.10 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Authority and purchases all Senior Subordinated Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.16.  No Senior Subordinated Debt.

     Notwithstanding the provisions of Section 4.09 hereof, (i) the Authority shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Senior Subordinated Notes, and (ii) no Subsidiary Guarantor shall incur any Indebtedness that is subordinated or junior in right of payment to any Senior Subsidiary Guarantees of Senior Indebtedness and senior in any respect in right of payment to the Senior Subordinated Subsidiary Guarantees.


                                       52
                                                       Senior Subordinated Notes

Section 4.17.  Limitation on Sale and Leaseback Transactions.

     The Authority will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction involving the Resort; provided that the Authority or any of its Restricted Subsidiaries may enter into a sale and leaseback transaction if: (i) the Authority or such Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in
Section 4.09(a) and (b) incurred a Lien to secure such Indebtedness pursuant to
Section 4.12; (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Management Board and set forth in an Officers' Certificate delivered to the Trustee, of the property that is subject of such sale and leaseback transaction; and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Authority applies the proceeds of such transaction in compliance with Section 4.10.

Section 4.18. Limitation on Issuances and Sales of Equity Interests in Wholly Owned Restricted Subsidiaries.

     The Authority (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Authority to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Authority to any Person (other than the Authority or another Wholly Owned Restricted Subsidiary of the Authority), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with
Section 4.10, and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Authority to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Authority or a Wholly Owned Restricted Subsidiary of the Authority.

Section 4.19.  Payments for Consent.

     Neither the Authority nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Senior Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Senior Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Senior Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20.  Senior Subordinated Subsidiary Guarantees.

     If the Authority shall acquire or create a Restricted Subsidiary after the date of this Indenture, then such newly acquired or created Restricted Subsidiary shall execute a Senior Subordinated Subsidiary Guarantee in the form of a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except for (i) all Subsidiaries organized outside of the United States and its territories and (ii) all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Any Senior Subordinated Guarantees will be subordinated to Senior Indebtedness in the same manner and to the same extent as the Senior Subordinated Notes. The form of such Senior Subordinated Subsidiary Guarantee is attached as Exhibit D hereto.


                                       53
                                                       Senior Subordinated Notes

Section 4.21.  Ownership Interests in the Authority.

     Neither the Tribe nor the Authority shall permit any Person other than the Tribe to acquire any Ownership Interest whatsoever in the Authority.

Section 4.22.  Subordination of Junior Payments Under the Relinquishment
               Agreement.

     The Authority will not designate the Senior Relinquishment Payments (as defined in the Relinquishment Agreement) as Designated Senior Indebtedness and the Authority will not amend Section 6.2 of the Relinquishment Agreement in a manner adverse to the Holders of the Senior Subordinated Notes.

Section 4.23.     Construction.

     The Authority will use its commercially reasonable best efforts to cause construction of the Expansion Project to be prosecuted with diligence and continuity in good and workmanlike manner materially in accordance with the plans relating to the Expansion Project as more fully described in the Offering Memorandum of the Authority dated February 24, 1999.

Section 4.24.  Restrictions on Leasing and Dedication of Property.

     (a) Except as provided in Section 4.24(b), the Authority will not lease, sublease, or grant a license, concession or other agreement to occupy, manage or use any material portion of the Authority's property and assets owned or leased by the Authority (each, a "Lease Transaction").

     (b) Section 4.24(a) will not prohibit any of the following Lease
Transactions:

     (i) The Authority may enter into a Lease Transaction with respect to any space with any Person (including, without limitation, a lease in connection with the Expansion Project for the purpose of developing, constructing, operating and managing retail establishments within the Resort), provided that: (A) such Lease Transaction will not materially interfere with, impair or detract from the operations of the Resort; (B) such Lease Transaction contains rent and such other terms such that the Lease Transaction, taken as a whole is commercially reasonable in light of prevailing or comparable transactions in other casinos, hotels, attractions or shopping venues; and (C) such Lease Transaction complies with all applicable law, including obtaining any consent of the BIA, if required;

     (ii) the Lease and any amendments, extensions, modifications or renewals thereof which are not materially adverse to the Holders;

     (iii) the Authority may enter into a management or operating agreement with respect to any of the Authority's property and assets with any Person; provided that (A) the manager or operator has experience in managing or operating similar operations; and (B) such management or operating agreement is on commercially reasonable and fair terms to the Authority; and

     (iv) the Relinquishment Agreement, the Development Services Agreement and the Side Letters with the Manager and any amendments, extensions, modifications or renewals thereof which are not materially adverse to the Holders.


                                       54
                                                       Senior Subordinated Notes

     (c) No Lease Transaction may provide that the Authority may subordinate its leasehold or fee interest to any lessee or any financing party of any lessee, and no person other than the Authority may conduct gaming or casino operations on any property which is the subject of a Lease Transaction.

Section 4.25.  Maintenance of Insurance.

     Until the Notes have been paid in full, the Authority shall maintain insurance with responsible carriers against such risks and in such amounts as is customarily carried by similar businesses with such deductibles, retentions, set insured amounts and coinsurance provisions as are customarily carried by similar businesses of similar size, including, without limitation, property and casualty.

     Customary insurance coverage shall be deemed to include the following:

     (a) workers' compensation insurance to the extent required to comply with all applicable state, territorial, or United States laws and regulations, or the laws and regulations of any other applicable jurisdiction;

     (b) comprehensive general liability insurance with minimum limits of $2.0 million;

     (c) umbrella or bumbershoot liability insurance providing excess liability coverages over and above the foregoing underlying insurance policies up to a minimum limit of $100.0 million; and

     (d) property insurance protecting the property against loss or damage by fire, lightning, wind-storm, tornado, water damage, vandalism, riot, earthquake, civil commotion, malicious mischief, hurricane, and such other risks and hazards as are from time to time covered by an "all-risk" policy or a property policy covering "special" causes of loss (such insurance shall provide coverage of not less than 100% of actual replacement value (as determined at each policy renewal based on the F.W. Dodge Building Index or some other recognized means) of any improvements and with a deductible no greater than $500,000 (other than earthquake insurance, for which the deductible may be up to 10% of such replacement value)).

Section 4.26.  Gaming Licenses.

     The Authority will use its best efforts to obtain and retain in full force and effect at all times all Gaming Licenses necessary for the operation of the Resort, provided, that, if in the course of the exercise of its governmental or regulatory functions the Authority is required to suspend or revoke any consent, permit or license or close or suspend any operation or any part of the Resort as a result of any noncompliance with the law, the Authority will use its best efforts to promptly and diligently correct such noncompliance or replace any personnel causing such noncompliance so that the Resort will be opened and fully operating.

     The Authority shall file with the Trustee and provide Holders of Senior Subordinated Notes any Notice of Violation, Order of Temporary Closure, or Assessment of Civil Fines from the NIGC pursuant to 25 C.F.R. Part 573 or 575 or any successor provision, and any notice of Non-Compliance issued by, or cause of action commenced by, the State of Connecticut under Section 13 of the Compact, or any successor provision.


                                       55
                                                       Senior Subordinated Notes

Section 4.27.  Required Defeasance and Redemption of the Junior Subordinated
               Notes.

     The Authority will establish, as of the date of the Indentures, the Defeasance Trust and deposit into the Defeasance Trust, cash or government securities estimated to be sufficient to pay all principal, premium and interest on the Junior Subordinated Notes less $500,000 on January 1, 2000, the first redemption date. The Authority will redeem the Junior Subordinated Notes from the proceeds of the Defeasance Trust as of January 1, 2000 at a price of 100% of the principal amount, plus accrued and unpaid interest thereon, less $500,000.

Section 4.28. Designation of Designated Senior Indebtedness Under the Relinquished Agreement.

     The Authority will not designate any indebtedness as "Designated Senior Indebtedness" under the Relinquishment Agreement that is not also designated as Designated Senior Indebtedness under this Indenture.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.  Merger, Consolidation, or Sale of Assets.

     The Authority shall not, directly or indirectly, consolidate or merge with or into (whether or not the Authority is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.

     An Event of Default occurs if:

     (a) the Authority defaults for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Senior Subordinated Notes;

     (b) the Authority defaults in payment when due of the principal of or premium, if any, on the Senior Subordinated Notes;

     (c) the Authority or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.10 or 5.01 hereof;

     (d) the Authority or any of its Restricted Subsidiaries fails to observe or perform (i) any covenant described in Section 4.07 or 4.09 for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class or (ii) any other covenant, representation, warranty or other agreement in this Indenture or the Senior Subordinated Notes for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class;

     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Authority or any of its Restricted Subsidiaries (or the payment of which is


                                       56
                                                       Senior Subordinated Notes
          guaranteed by the Authority or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (ii) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

     (f) failure by the Authority or any of its Restricted Subsidiaries to pay final judgments in amounts not covered by insurance or not adequately reserved for in accordance with GAAP aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed (by reason of pending appeal or otherwise) for a period of 60 days;

     (g) the Authority or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Law:

          (i)   commences a voluntary case,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

          (iv)  makes a general assignment for the benefit of its creditors, or

          (v)   generally is not paying its debts as they become due; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Authority or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a custodian of the Authority or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Authority or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of the Authority or any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

          and the order or decree remains unstayed and in effect for 60 consecutive days;


                                       57
                                                       Senior Subordinated Notes

     (i) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort;

     (j) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss);

     (k)  the Lease ceases to be in full force and effect;

     (l) except as permitted by this Indenture, any Senior Subordinated Subsidiary Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under such Subsidiary Guarantor's Senior Subordinated Subsidiary Guarantee; or

     (m) failure by the Tribe to comply with the provisions of Article 11 for 30 days after notice to the Authority and the Tribe by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class.

Section 6.02.  Acceleration.

     If any Event of Default (other than an Event of Default specified in clause
(g) or (h) of Section 6.01 hereof with respect to the Authority, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Upon any such declaration, the Senior Subordinated Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs with respect to the Authority, any of its Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Senior Subordinated Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

     If an Event of Default occurs on or after January 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding payment of the premium that the Authority would have had to pay if the Authority then had elected to redeem the Senior Subordinated Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Senior Subordinated Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Subordinated Notes to the contrary notwithstanding. If an Event of Default occurs prior to January 1, 2004 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Authority with the intention of avoiding the prohibition on redemption of the Senior Subordinated Notes prior to such date, then, upon acceleration of the Senior Subordinated Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on January 1 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Senior Subordinated Notes on the date of payment that would otherwise be due but for the provisions of this sentence):


                                       58
                                                       Senior Subordinated Notes

        Year                                                          Percentage
        ----                                                          ----------
        1999.......................................................      8.75%
        2000.......................................................     7.875%
        2001.......................................................       7.0%
        2002.......................................................      6.15%
        2003.......................................................     5.275%

Section 6.03.  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Subordinated Notes or to enforce the performance of any provision of the Senior Subordinated Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Senior Subordinated Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Subordinated Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.  Waiver of Past Defaults.

     Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest , if any, or interest on, the Senior Subordinated Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.  Control by Majority.

     Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Subordinated Notes or that may involve the Trustee in personal liability.

Section 6.06.  Limitation on Suits.

     A Holder of a Senior Subordinated Note may pursue a remedy with respect to this Indenture or the Senior Subordinated Notes only if:

     (a) the Holder of a Senior Subordinated Note gives to the Trustee written notice of a continuing Event of Default;


                                       59
                                                       Senior Subordinated Notes

     (b) the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder of a Senior Subordinated Note or Holders of Senior Subordinated Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes do not give the Trustee a direction inconsistent with the request.

     A Holder of a Senior Subordinated Note may not use this Indenture to prejudice the rights of another Holder of a Senior Subordinated Note or to obtain a preference or priority over another Holder of a Senior Subordinated Note.

Section 6.07.  Rights of Holders of Senior Subordinated Notes to Receive
               Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Subordinated Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Senior Subordinated Note, on or after the respective due dates expressed in the Senior Subordinated Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.  Collection Suit by Trustee.

     If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Authority for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Senior Subordinated Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.  Trustee May File Proofs of Claim.

     The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Subordinated Notes allowed in any judicial proceedings relative to the Authority (or any other obligor upon the Senior Subordinated Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be


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                                                       Senior Subordinated Notes
secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Subordinated Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First:  to the Trustee, its agents and attorneys for amounts due under
     Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Senior Subordinated Notes for amounts due and unpaid on the Senior Subordinated Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Subordinated Notes for principal, premium and Additional Interest, if any and interest, respectively; and

          Third: to the Authority or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Holders of Senior Subordinated Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Subordinated Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Subordinated Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:


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                                                       Senior Subordinated Notes

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), and (c) of this Section 7.01.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Authority. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) Delivery of reports, information and documents to the Trustee under
Section 4.03 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Authority's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 7.02.  Rights of Trustee.

     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete


                                       62
                                                       Senior Subordinated Notes
authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Authority shall be sufficient if signed by an Officer of the Authority.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 7.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Authority's covenants in Article 4 or Article 11 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01 (a) or (b) or Section 4.01 hereof or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification or obtained actual knowledge.

     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Authority personally or by agent or attorney during regular business hours.

     (i) In the absence of a written direction to do so received by the Trustee pursuant to Section 6.05 from Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes and indemnification from such Holders for any costs incurred by the Trustee in acting pursuant to such direction, the Trustee shall be under no duty to inquire into or to determine whether the Authority has taken any "willful action" under Section 6.02.

Section 7.03.  Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with the Authority or any Affiliate of the Authority with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.

     The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Subordinated Notes, it shall not be accountable for the


                                       63
                                                       Senior Subordinated Notes

Authority's use of the proceeds from the Senior Subordinated Notes or any money paid to the Authority or upon the Authority's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Subordinated Notes or any other document in connection with the sale of the Senior Subordinated Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.

     If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Subordinated Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Subordinated Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Subordinated Notes.

Section 7.06.  Reports by Trustee to Holders of the Senior Subordinated Notes.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Subordinated Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Subordinated Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

     A copy of each report at the time of its mailing to the Holders of Senior Subordinated Notes shall be mailed to the Authority and filed with the SEC and each stock exchange on which the Senior Subordinated Notes are listed in accordance with TIA ss. 313(d). The Authority shall promptly notify the Trustee when the Senior Subordinated Notes are listed on any stock exchange.

     At the expense of the Authority, the Trustee or, if the Trustee is not the Registrar, the Registrar, shall report the names of record Holders of the Senior Subordinated Notes to any Gaming Regulatory Authority when requested to do so by the Authority.

     At the express direction of the Authority and at the Authority's expense, the Trustee will provide any Gaming Regulatory Authority with:

     (i) copies of all notices, reports and other written communications which the Trustee gives to Holders;

     (ii) a list of all of the Holders promptly after the original issuance of the Senior Subordinated Notes and periodically thereafter if the Authority so directs;

     (iii) notice of any Default under this Indenture, any acceleration of the Indebtedness evidenced hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of a Default or Event of Default hereunder.;

     (iv) notice of the removal or resignation of the Trustee within five Business Days of the effectiveness thereof;


                                       64
                                                       Senior Subordinated Notes

     (v) notice of any transfer or assignment of rights under this Indenture known to the Trustee within five Business Days thereof; and

     (vi) a copy of any amendment to the Senior Subordinated Notes or this Indenture within five Business Days of the effectiveness thereof.

     To the extent requested by the Authority and at the Authority's expense, the Trustee shall cooperate with any Gaming Regulatory Authority in order to provide such Gaming Regulatory Authority with the information and documentation requested and as otherwise required by applicable law.

Section 7.07.  Compensation and Indemnity.

     The Authority shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Authority shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Authority shall indemnify the Trustee and its directors, officers, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Authority (including this Section 7.07) and defending itself against any claim (whether asserted by the Authority or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Authority promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Authority shall not relieve the Authority of its obligations hereunder. The Authority shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Authority shall pay the reasonable fees and expenses of such counsel. The Authority need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Authority under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

     To secure the Authority's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Senior Subordinated Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Subordinated Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.  Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.


                                       65
                                                       Senior Subordinated Notes

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Authority. The Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may remove the Trustee by so notifying the Trustee and the Authority in writing. The Authority may remove the Trustee if:

     (a) the Trustee fails to comply with Section 7.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian or public officer takes charge of the Trustee or its property; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Authority shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Authority.

     If any Gaming Regulatory Authority requires a Trustee to be approved, licensed or qualified and the Trustee fails or declines to do so, such approval, license or qualification shall be obtained upon the request of, and at the expense of, the Authority unless the Trustee declines to do so, or, if the Trustee's relationship with either the Authority may, in the Authority's discretion, jeopardize any material gaming license or franchise or right or approval granted thereto, the Trustee shall resign, and, in addition, the Trustee may at its option resign if the Trustee in its sole discretion determines not to be so approved, licensed or qualified.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Authority, or the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Authority. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Authority's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Merger, etc.

     If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee.


                                       66
                                                       Senior Subordinated Notes

Section 7.10.  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or together with all of its Subsidiaries and parent entities has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     This Indenture shall always have a Trustee who satisfies the requirements of TIAss.310(a)(1), (2) and (5). The Trustee is subject to TIAss.310(b).

Section 7.11.  Preferential Collection of Claims Against Authority.

     The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.  Option to Effect Legal Defeasance or Covenant Defeasance.

     The Authority may, at the option of its Management Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Subordinated Notes upon compliance with the conditions set forth below in this
Article 8.

Section 8.02.  Legal Defeasance and Discharge.

     Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Subordinated Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Authority shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Subordinated Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section
8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Subordinated Notes and this Indenture (and the Trustee, on demand of and at the expense of the Authority, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Subordinated Notes to receive solely from the trust fund described in
Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Senior Subordinated Notes when such payments are due, (b) the Authority's obligations with respect to such Senior Subordinated Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Authority's obligations in connection therewith and (d) this
Article 8. Subject to compliance with this Article 8, the Authority may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.


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                                                       Senior Subordinated Notes

Section 8.03.  Covenant Defeasance.

     Upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Authority shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14(b), 4.15, 4.16, 4.17, 4.18, 4.20, 4.21, 4.22, 4.23,
4.24, 4.25 and 4.27 hereof and Section 5.01 hereof with respect to the outstanding Senior Subordinated Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Subordinated Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Subordinated Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Subordinated Notes, the Authority may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Subordinated Notes shall be unaffected thereby. In addition, upon the Authority's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) and Sections 6.01(i) through 6.01(m) hereof shall not constitute Events of Default.

Section 8.04.  Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Senior Subordinated Notes:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

     (a) the Authority must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

     (b) in the case of an election under Section 8.02 hereof, the Authority shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Authority has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

     (c) in the case of an election under Section 8.03 hereof, the Authority shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal


                                       68
                                                       Senior Subordinated Notes
income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Subordinated Notes pursuant to this Article 8 concurrently with such incurrence) or insofar as Sections 6.01(g) or 6.01(h) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Authority or any of its Restricted Subsidiaries is a party or by which the Authority or any of its Restricted Subsidiaries is bound;

     (f) the Authority must have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

     (g) the Authority shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Authority with the intent of preferring the Holders over any other creditors of the Authority or with the intent of defeating, hindering, delaying or defrauding any creditors of the Authority or others; and

     (h) the Authority shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Subordinated Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Subordinated Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Authority acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Subordinated Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Authority shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Subordinated Notes.

     Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Authority from time to time upon the request of the Authority any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount


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                                                       Senior Subordinated Notes
thereof that would then be required to be deposited to effect an equivalent
Legal Defeasance or Covenant Defeasance.

Section 8.06.  Repayment to Authority.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Authority, in trust for the payment of the principal of, premium, if any, or interest on any Senior Subordinated Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Authority on its request or (if then held by the Authority) shall be discharged from such trust; and the Holder of such Senior Subordinated Note shall thereafter look only to the Authority for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Authority as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Authority cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Authority.

Section 8.07.  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Authority's obligations under this Indenture and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Authority makes any payment of principal of, premium, if any, or interest on any Senior Subordinated Note following the reinstatement of its obligations, the Authority shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.  Without Consent of Holders of Senior Subordinated Notes.

     Notwithstanding Section 9.02 of this Indenture, provided that any required governmental approval to ensure the enforceability of the Senior Subordinated Notes and this Indenture, including that of the BIA is obtained, the Authority, the Subsidiary Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Senior Subordinated Subsidiary Guarantees, if any, or the Senior Subordinated Notes without the consent of any Holder of a Senior Subordinated Note to:

     (a) cure any ambiguity, defect or inconsistency;

     (b) provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes or to alter the provisions of
Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;


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                                                       Senior Subordinated Notes
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     (c) provide for the assumption of the Authority's or a Subsidiary
Guarantor's obligations to the Holders of the Senior Subordinated Notes by a successor to the Authority or such Subsidiary Guarantor;

     (d) make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Subordinated Notes;

     (e) comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

     (f) allow any Subsidiary to execute a supplemental indenture and/or a Senior Subordinated Subsidiary Guarantee with respect to the Senior Subordinated Notes.

     Upon the request of the Authority accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Authority and the Subsidiary Guarantors, if any, in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.  With Consent of Holders of Senior Subordinated Notes.

     (a) Except as provided below in this Section 9.02, the Authority and the Trustee may amend or supplement this Indenture (including Sections 3.10 and 4.10 hereof), the Senior Subordinated Subsidiary Guarantees, if any, and the Senior Subordinated Notes may be amended or supplemented:

          (i) with the consent of the Holders of at least a majority in principal amount of the Senior Subordinated Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Subordinated Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Subordinated Notes);

          (ii) without the consent of at least 66 2/3% of the aggregate principal amount of Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to this Indenture may make a change in the provisions of Section 4.15 hereof that adversely affects the rights of any Holder of Senior Subordinated Notes and

          (iii) without the consent of at least 75% of the aggregate principal amount of Senior Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Senior Subordinated Notes), no waiver or amendment to this Indenture may make a change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Senior Subordinated Notes.


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                                                       Senior Subordinated Notes

     (b) Section 2.08 hereof shall determine which Senior Subordinated Notes are considered to be "outstanding" for purposes of this Section 9.02.

     (c) Upon the request of the Authority accompanied by a resolution of its Management Board authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Subordinated Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Authority in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

     (d) It shall not be necessary for the consent of the Holders of Senior Subordinated Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     (e) After an amendment, supplement or waiver under this Section becomes effective, the Authority shall mail to the Holders of Senior Subordinated Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Authority to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class may waive compliance in a particular instance by the Authority with any provision of this Indenture or the Senior Subordinated Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Senior Subordinated Notes held by a non-consenting Holder):

          (i) reduce the principal amount of Senior Subordinated Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Senior Subordinated Note or alter or waive any of the provisions with respect to the redemption of the Senior Subordinated Notes except as provided above with respect to Sections 3.10, 4.10 and 4.15 hereof;

          (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Subordinated Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Subordinated Notes (except a rescission of acceleration of the Senior Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Senior Subordinated Note payable in money other than that stated in the Senior Subordinated Notes;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Subordinated Notes to receive payments of principal of or interest on the Senior Subordinated Notes;

          (vii) waive a redemption payment with respect to any Note (other than a payment required by 3.10, 4.10 and 4.15 hereof);


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                                                       Senior Subordinated Notes

          (viii) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or

          (ix) release any Subsidiary Guarantor from any of its obligations under its Senior Subordinated Subsidiary Guarantee or this Indenture, except in accordance with the terms of its Senior Subordinated Subsidiary Guarantee.

Section 9.03.  Compliance with Trust Indenture Act.

     Every amendment or supplement to this Indenture or the Senior Subordinated Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04.  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Subordinated Note is a continuing consent by the Holder of a Senior Subordinated Note and every subsequent Holder of a Senior Subordinated Note or portion of a Senior Subordinated Note that evidences the same debt as the consenting Holder's Senior Subordinated Note, even if notation of the consent is not made on any Senior Subordinated Note. However, any such Holder of a Senior Subordinated Note or subsequent Holder of a Senior Subordinated Note may revoke the consent as to its Senior Subordinated Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05.  Notation on or Exchange of Senior Subordinated Notes.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Subordinated Note thereafter authenticated. The Authority in exchange for all Senior Subordinated Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Subordinated Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Senior Subordinated Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06.  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Authority may not sign an amendment or supplemental Indenture until the Management Board approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01. Agreement to Subordinate.

     The Authority agrees, and each Holder by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the


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                                                       Senior Subordinated Notes
extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. The provisions of this
Article 10 are made for the benefit of the holders of any Senior Indebtedness, each of which is made an obligee hereunder and any one or more of which may enforce such provisions. The provisions of this Article 10 shall be reinstated if at any time any payment made on account of any Senior Indebtedness is rescinded or must otherwise be returned by the holder receiving payment thereof or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Authority or otherwise.

Section 10.02. Certain Definitions.

     "Permitted Junior Securities" means Equity Interests in the Authority or any Senior Subordinated Guarantor or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Senior Subordinated Notes are subordinated to Senior Indebtedness pursuant to this Indenture.

     "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness.

Section 10.03. Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors in a liquidation or dissolution of the Authority or the Tribe, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Authority, the Tribe or their respective property, in an assignment for the benefit of creditors or in any marshaling of the Authority's or the Tribe's assets and liabilities:

          (i) holders of Senior Indebtedness shall be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before Holders of the Senior Subordinated Notes shall be entitled to receive any payment with respect to the Senior Subordinated Notes (except that Holders of Senior Subordinated Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof); and

          (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness (except that Holders of Senior Subordinated Notes may receive and retain (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to
     Section 8.01 hereof), as their interests may appear.

Section 10.04. Default on Designated Senior Indebtedness.

     (a) The Authority may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Senior Subordinated Notes and may not acquire from the Trustee or any Holder any Senior Subordinated Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Indebtedness have been paid in full if:


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                                                       Senior Subordinated Notes

          (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Indebtedness occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Indebtedness; or

          (ii) a default, other than a payment default, on Designated Senior Indebtedness occurs and is continuing that then permits holders of the Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.12 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Senior Subordinated Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

     (b) The Authority may and shall resume payments on and distributions in respect of the Senior Subordinated Notes and may acquire them upon the earlier of:

          (i) the date upon which all Senior Indebtedness is paid in full and in cash or the default is cured or waived in writing, or

          (ii) in the case of a default referred to in clause (ii) of Section 10.04(a) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

Section 10.05. Acceleration of Senior Subordinated Notes.

     If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Authority shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 10.06. When Distribution Must Be Paid Over.

     In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Senior Subordinated Notes at a time when a Responsible Officer of the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section 10.04 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Indebtedness as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full and in cash in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders


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                                                       Senior Subordinated Notes
of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Authority or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

Section 10.07. Notice by Authority.

     The Authority shall promptly notify the Trustee and the Paying Agent of any facts known to the Authority that would cause a payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Senior Subordinated Notes to Senior Indebtedness as provided in this Article 10.

Section 10.08. Subrogation.

     After all Senior Indebtedness is paid in full and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Senior Subordinated Notes) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders of Senior Subordinated Notes have been applied to the payment of Senior Indebtedness. A distribution made under this Article 10 to holders of Senior Indebtedness that otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Authority and Holders, a payment by the Authority on the Senior Subordinated Notes.

Section 10.09. Relative Rights.

     This Article 10 defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (i) impair, as between the Authority and Holders of Senior Subordinated Notes, the obligation of the Authority, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms;

          (ii) affect the relative rights of Holders of Senior Subordinated Notes and creditors of the Authority other than their rights in relation to holders of Senior Indebtedness; or

          (iii) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Senior Subordinated Notes.

     If the Authority fails because of this Article 10 to pay principal of or interest on a Senior Subordinated Note on the due date, the failure is still a Default or Event of Default.

Section 10.10. Subordination May Not Be Impaired.

     No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any act or failure to act by the Authority or any Holder or by the failure of the Authority or any Holder to comply with this Indenture. No right of any present or future holder of any Senior Indebtedness to enforce the subordination provided in this Article 10 shall at any time or in any way be prejudiced or impaired by any act or failure to act by such holder, or any non-compliance by the Tribe, the Authority or any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or


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                                                       Senior Subordinated Notes
otherwise be charged with. The holders of Senior Indebtedness may, without notice to or consent of any Holders, (i) extend, renew, modify or amend the terms of the Senior Indebtedness (including changing the terms of payment) or any security therefor and release, sell or exchange such security or release any person in any manner liable for such Senior Indebtedness, (ii) exercise or refrain from exercising any rights against the Tribe, the Authority, any Subsidiary Guarantor or any other person (including the holders), and (iii) apply any sums by whomsoever paid, or howsoever realized to any Senior Indebtedness in such manner as the holder of the Senior Indebtedness may determine.

Section 10.11. Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Upon any payment or distribution of assets of the Authority referred to in this Article 10, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Senior Subordinated Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Authority, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

Section 10.12. Rights of Trustee and Paying Agent.

     Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Senior Subordinated Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Senior Subordinated Notes to violate this Article 10. Only the Authority or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13. Authorization to Effect Subordination.

     Each Holder of Senior Subordinated Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Senior Subordinated Notes. No holder of any Senior Indebtedness and no Representative of such holder shall have (i) any duty to file any such proof of claim or proof of debt or (ii) any liability to any Holder if any such proof of claim or proof of debt is for any reason defective.


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                                                       Senior Subordinated Notes

Section 10.14. Amendments.

     The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Indebtedness.

                                   ARTICLE 11
                             COVENANTS OF THE TRIBE

Section 11.01. Covenants of the Tribe. The Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities, directly or indirectly, except as required by federal or state law, to do any of the following:

     (a) increase or impose any tax or other payment obligation on the Authority or on any patrons of, or any activity at, the Resort other than:

          (i) payments which are due under any agreement in effect on the Closing Date or payments which are not materially adverse to the economic interests of Holders;

          (ii) payments which the Authority has agreed to reimburse each Holder for the economic effect thereof, if any;

          (iii) payments which correspondingly reduce the Restricted Payments otherwise payable to the Tribe;

          (iv)  pursuant to the Tribal Tax Code; or

          (v)   Government Service Payments;

     (b) amend the terms of the Lease in any material manner that would be materially adverse to the economic interests of Holders;

     (c) amend the Tribal Gaming Ordinance in effect on the Closing Date (unless any such amendment is a legitimate effort to ensure that the Authority and the Resort conduct gaming operations in a manner that is consistent with applicable laws, rules and regulations or that protects the environment, the public health and safety, or the integrity of the Authority or the Resort), restrict or eliminate the exclusive right of the Authority to conduct gaming operations on any property owned or controlled by the Tribe in a manner that would be materially adverse to the economic interests of Holders; or

     (d) take any other action, enter into any agreement, amend its constitution or enact any ordinance, law, rule or regulation that would have a material adverse effect on the economic interests of Holders.

     Moreover, except with the consent of a majority in interest of Holders or as required by federal or state law, the Tribe shall not, and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities, to, directly or indirectly impose, tax or otherwise make a charge on the Senior Subordinated Notes, this Indenture or any payments or deposits to be made thereunder.


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                                                       Senior Subordinated Notes

Section 11.02. Additional Covenants of the Tribe.

     (a) Any action taken by the Tribe to comply with federal or state law that would otherwise violate Section 11.01 shall be taken only after prior written notice to the Trustee, accompanied with an Officers' Certificate and Opinion of Counsel that such action is required by federal or state law. To the extent possible under the federal or state law, the Tribe shall give the Trustee at least 30 days prior written notice of any such action.

     (b) The Tribe will not permit or incur any consensual liability of the Tribe (or of any other instrumentality or subunit of the Tribe) that is a legal obligation of the Authority, or for which the Authority's assets may be bound, other than a liability that the Authority is permitted or not prohibited from incurring on its own behalf under this Indenture.

     (c) In the event that the Tribe receives any payment from the Authority at a time when such payment is prohibited by the terms of this Indenture, such payment shall be held by the Tribe in trust for the benefit of, and shall be paid forthwith over and delivered, upon the written request of the Trustee or the Authority, to the Authority.

     (d) The Tribe will not, pursuant to or within the meaning of Bankruptcy Law, appoint or consent to the appointment of a Custodian of the Authority or for all or substantially all of the property of the Authority.

     (e) The Tribe agrees that it will not enact any Bankruptcy Law or similar law for the relief of debtors that would impair, limit, restrict, delay or otherwise adversely affect any of the rights and remedies of the Trustee or the Holders provided for in this Indenture or the Senior Subordinated Notes.

     (f) The Tribe agrees that it will not, and will not permit the Authority or any of the Tribe's representatives, political subunits, agencies, instrumentalities or councils to, exercise any power of eminent domain over the property that is the subject of the Lease (other than any such exercise that would not materially adversely affect the economic rights and benefits of the Trustee or the Holders thereunder). Except as required by federal or state law, the Tribe will not enact any statute, law, ordinance or rule that would have a material adverse affect on the rights of the Trustee or the Holders under this Indenture or the Senior Subordinated Notes.

     (g) The Tribe hereby agrees that upon any payment or distribution of assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Authority or the Resort, the Holders of the Senior Subordinated Notes shall be entitled to receive payment in full in respect to all principal, premium, interest and other amounts owing in respect of the Notes before any payment or any distribution to the Tribe.

     (h) The Tribe agrees that the Authority shall have sole and exclusive jurisdiction to operate any Gaming enterprise on behalf of the Tribe or any political subunit thereof.

     (i) The Tribe shall comply with all material terms of the Construction Reserve Disbursement Agreement and shall not amend and shall not permit any of its representatives, political subunits or councils, agencies, instrumentalities, directly or indirectly, to amend, except as required by federal or state law, such Construction Reserve Disbursement Agreement in a manner that would have a material adverse effect on the economic interests of Holders.


                                       79
                                                       Senior Subordinated Notes

     Any action taken in violation of this Article 11 shall be deemed in contravention of Article XIV ("Non-Impairment of Contracts") of the Constitution of the Tribe.

                                   ARTICLE 12
                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02. Notices.

     Any notice or communication by the Authority, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

     If to the Authority:

     Mohegan Tribal Gaming Authority
     1 Mohegan Sun Boulevard
     Uncasville, CT 06382
     Telecopier No.:  (860) 204-6153
     Attention:  Roland J. Harris

     With a copy to:

     Hogan & Hartson LLP
     555 Thirteenth Street, NW
     Washington, DC  20004
     Telecopier No.:  (202) 637-5910
     Attention:  David B. H. Martin, Jr., Esq.

     If to the Tribe:

     The Mohegan Tribe of Indians of Connecticut
     1 Mohegan Sun Boulevard
     Uncasville, CT  06382
     Telecopier No.: (860) 204-6153
     Attention:  Roland J. Harris

     With a copy to:

     Rome McGuigan Sabanosh, P.C.
     One State Street
     Hartford, CT  06103-3103
     Telecopier No.: (203) 724-3921
     Attention:  Lewis B. Rome, Esq.


                                       80
                                                       Senior Subordinated Notes

     If to the Trustee:

     State Street Bank and Trust Company
     Goodwin Square
     225 Asylum Street
     Hartford, CT 06103
     Telecopier No.: (860) 244-1889
     Attention: Corporate Trust Administration (Mohegan Tribal Gaming Authority/8 3/4% Senior Subordinated Notes due 2009)

     With a copy to:

     Shipman & Goodwin LLP
     One American Row
     Hartford, CT 06103-2819
     Telecopier No.: (860) 251-5999
     Attention:  Daniel P. Brown, Jr., Esq.

     The Authority or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Authority mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communication by Holders of Senior Subordinated Notes with Other
               Holders of Senior Subordinated Notes.

     Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Subordinated Notes. The Authority, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Authority to the Trustee to take any action under this Indenture, the Authority shall furnish to the Trustee:


                                       81
                                                       Senior Subordinated Notes

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. Dispute Resolution and Consent to Suit.

     The Tribe does not consent to the enforcement, levy, or other execution of any judgment for money or other damages against any assets, real or personal, of the Tribe, except that the Tribe and the Authority consent to the enforcement and execution of any judgment, whether obtained as a result of judicial, administrative, or arbitrational proceedings, against any assets of the Authority or to compel the Tribe to return any prohibited payment made to the Tribe as described in Section 11.02(d). Subject to the foregoing, the Tribe and the Authority waive their respective sovereign immunity from unconsented suit, whether such suit be brought in law or in equity, or in administrative proceedings or proceedings in arbitration, to permit the commencement, maintenance, and enforcement of any action, by any person with standing to maintain an action, to interpret or enforce the terms of this Indenture or the Senior Subordinated Notes, and to enforce and execute any judgment resulting therefrom against the Authority or the assets of the Authority. Notwithstanding any other provision of law or canon of construction, the Tribe and the Authority each intends this waiver to be interpreted liberally to permit the full litigation of disputes arising under or out of this Indenture or the Senior Subordinated Notes. Without limiting the generality of the foregoing, the Tribe and the Authority waive their immunity from unconsented suit to permit the maintenance of the following actions:


                                       82
                                                       Senior Subordinated Notes

     (a) Courts. The Tribe and the Authority each waive their immunity from unconsented suit to permit any court of competent jurisdiction to (i) enforce and interpret the terms of this Indenture and the Senior Subordinated Notes, and award and enforce the award of damages owing as a consequence of a breach thereof, whether such award is the product of litigation, administrative proceedings, or arbitration, (ii) determine whether any consent or approval of the Tribe or the Authority has been improperly granted or unreasonably withheld;
(iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or Authority to submit to binding arbitration; and (iv) adjudicate any claim under the Indian Civil Rights Act of 1968, 25 U.S.C. ss. 1302 (or any successor statute).

     (b) Arbitration. The Tribe and the Authority each waive their immunity from unconsented suit to permit arbitrators, appointed and acting under the commercial arbitration rules of the American Arbitration Association, whenever and to the extent any agreement to submit a matter to arbitration is made by the Tribe or by the Authority; to (i) enforce and interpret the terms of this Indenture and the Senior Subordinated Notes, and to award and enforce the award of any damages owing as a consequence thereof; (ii) determine whether any consent or approval of the Tribe or the Authority has been unreasonably withheld; and (iii) enforce any judgment prohibiting the Tribe or the Authority from taking any action, or mandating or obligating the Tribe or the Authority to take any action, including a judgment compelling the Tribe or the Authority to submit to binding arbitration.

Section 12.08. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

     Neither the Tribe nor any director, officer, office holder, employee, agent, representative or member of the Authority or the Tribe or holder of an Ownership Interest of the Authority, any Subsidiary Guarantor or the Tribe, as such, shall have any liability for any obligations of the Authority or such Subsidiary Guarantor under the Senior Subordinated Notes, the Senior Subordinated Subsidiary Guarantees, if any, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

Section 12.09. Governing Law.

     THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SUBORDINATED NOTES AND THE SENIOR SUBORDINATED SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 12.10. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Authority or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11. Successors.

     All agreements of the Authority in this Indenture and the Senior Subordinated Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors.


                                       83
                                                       Senior Subordinated Notes

Section 12.12. Severability.

     In case any provision in this Indenture or in the Senior Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.13. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14. Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of March ___, 1999
                                         MOHEGAN TRIBAL GAMING AUTHORITY

                                         By:__________________________________
                                         Name:
                                         Title:

Attest:


__________________________________
Name:
Title:

                                         STATE STREET BANK AND TRUST COMPANY

                                         By:__________________________________
                                         Name:
                                         Title:

Attest:


__________________________________
Authorized Signatory
Date:

                                         MOHEGAN TRIBE OF INDIANS OF CONNECTICUT
                                         (solely with respect to its obligations
                                         under Article 11 and Sections 4.21 and
                                         12.07)

                                         By:__________________________________
                                         Name:
                                         Title:

Attest:


__________________________________
Authorized Signatory
Date:


                                       85
                                                       Senior Subordinated Notes

                                                                     EXHIBIT A-1

                                 [Face of Note]
--------------------------------------------------------------------------------

                                                CUSIP/CINS 608328 AC4/U60742 AB6


                     8 3/4% Senior Subordinated Note due 2009

No. ___                                                          $______________


                         MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on January 1, 2009.

Interest Payment Dates:  January 1 and July 1

Record Dates:  December 15 and June 15

Dated: March 3, 1999


                                     MOHEGAN TRIBAL GAMING AUTHORITY


                                     By:__________________________________
                                        Name:
                                        Title:


                                     By:__________________________________
                                        Name:
                                        Title:


This is one of the Senior Subordinated Notes referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
  as Trustee


By:__________________________________
         Authorized Signatory


--------------------------------------------------------------------------------


                                      A-1-1

                                 [Back of Note]
                     8 3/4% Senior Subordinated Note due 2009

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE AUTHORITY.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE AUTHORITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1.   INTEREST.

     (a) The Mohegan Tribal Gaming Authority (the "Authority"), promises to pay interest on the principal amount of this Senior Subordinated Note at 83/4% per annum from March 3, 1999 until maturity.


                                     A-1-2

The Authority will pay interest and Additional Interest, if any, semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 1999. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     (b) The Holder of this Senior Subordinated Note is entitled to the benefits of the Senior Subordinated Registration Rights Agreement dated as of the date hereof, among the Authority and the Initial Purchasers named therein ( the "Senior Subordinated Registration Rights Agreement"). If (i) the Authority fails to file any of the Registration Statements required by the Registration Rights Agreements on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"),
(iii) the Authority fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Authority will pay Additional Interest to each Holder of Senior Subordinated Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 25 basis points per 90-day period of the principal amount of Senior Subordinated Notes held by such Holder. The amount of the Additional Interest will increase by an additional 25 basis points with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1% per annum of the principal amount of Senior Subordinated Notes.

          (A) Except as expressly provided in this paragraph 1(b), Additional Interest shall be treated as interest and any date on which Additional Interest is due and payable shall be treated as an Interest Payment Date for all purposes under this Senior Subordinated Note and the Indenture.

          (B) In the event that the Authority is required to pay Additional Interest pursuant to this paragraph 1(b), the Authority shall notify the Trustee in writing at least 15 days prior to the first Interest Payment Date upon which such Additional Interest is due; provided that, in the event that the obligation to pay such Additional Interest occurs less than 15 days prior to such Additional Interest Date, such notice shall be provided by the Authority to the Trustee as soon as reasonably practicable prior to such Interest Payment Date.

     2. METHOD OF PAYMENT. The Authority will pay interest on the Senior Subordinated Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Senior Subordinated Notes will be payable as to principal, premium and


                                     A-1-3

Additional Interest, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Senior Subordinated Notes and all other Senior Subordinated Notes the Holders of which shall hold at least $1.0 million in principal amount of Senior Subordinated Notes and have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Authority issued the Senior Subordinated Notes under an Indenture dated as of March 3, 1999 ("Indenture") between the Authority and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Authority shall not have the option to redeem the Senior Subordinated Notes prior to January 1, 2004. Thereafter, the Authority shall have the option to redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:

        Year                                                         Percentage
        ----                                                         ----------
        2004....................................................      104.375%
        2005....................................................      102.917%
        2006....................................................      101.458%
        2007 and thereafter.....................................      100.000%

     (b) Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Senior Subordinated Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or (ii) to call for redemption of the Senior Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (1) the principal amount


                                     A-1-4
thereof or (2) the price at which such Holder or beneficial owner acquired the Senior Subordinated Notes or (3) the current market price of the Senior Subordinated Notes, together with, in either case, accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Senior Subordinated Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Authority shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Authority shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 20 Business Days following any Change of Control, the Authority shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Authority or a Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Authority shall commence an offer to all Holders of Senior Subordinated Notes (as "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Authority (or such Subsidiary) may use such deficiency for any purpose not otherwise permitted by the Indenture. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Authority prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of


                                     A-1-5

Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Authority's or Subsidiary Guarantor's obligations to Holders of the Senior Subordinated Notes by a successor to the Authority or such Subsidiary Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Senior Subordinated Subsidiary Guarantee with respect to the Senior Subordinated Notes provided that the Authority has obtained any required government approval to ensure the enforceability of the Senior Subordinated Notes and the Indenture.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest on the Senior Subordinated Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Authority or any of its Restricted Subsidiaries to comply with Section 4.10 or 5.01 of the Indenture; (iv) failure by the Authority or any of its Restricted Subsidiaries to observe or perform (A) any covenant described in Section 4.07 or 4.09 of the Indenture for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class or (B) any other covenant, representation, warranty or other agreement in the Indenture or the Senior Subordinated Notes for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of the Authority or any of its Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Authority or any of its Restricted Subsidiaries;
(viii) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90


                                     A-1-6
consecutive days at the Resort; (ix) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss); (x) the Lease ceases to be in full force and effect; (xi) except as permitted by the Indenture, any Senior Subordinated Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Subsidiary Guarantor's Senior Subordinated Subsidiary Guarantee; and (xii) failure by the Tribe to comply with the provisions of Article 11 for 30 days after notice to the Authority and the Tribe by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH AUTHORITY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A controlling person, director, officer, employee or holder of an Ownership Interest of the Authority, as such, shall not have any liability for any obligations of the Authority under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

     15. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES AND RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Indenture, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have all the rights set forth in the Senior


                                     A-1-7

Subordinated Registration Rights Agreement dated as of March 3, 1999, between the Authority and the parties named on the signature pages thereof (the "Senior Subordinated Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Authority will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Senior Subordinated Registration Rights Agreement. Requests may be made to:

Mohegan Tribal Gaming Authority
1 Mohegan Sun Boulevard
Uncasville, CT 06382
Attention:  Roland J. Harris


                                     A-1-8

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________


________________________________________________________________________________
                         (Insert assignee's legal name)


                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

Date:________________________

                                Your Signature: ________________________________
                                             (Sign exactly as your name appears
                                                   on the face of this Note)


Signature Guarantee*: ________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                     A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    |_|  Section 4.10       |_| Section 4.15

     If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                             $_____________________

Date:______________________

                                Your Signature: ________________________________
                                             (Sign exactly as your name appears
                                                   on the face of this Note)


Signature Guarantee*: ________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-1-10

    SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SENIOR SUBORDINATED NOTE

     The following exchanges of a part of this Global Senior Subordinated Note for an interest in another Global Senior Subordinated Note or for a Definitive Senior Subordinated Note, or exchanges of a part of another Global Senior Subordinated Note or Definitive Senior Subordinated Note for an interest in this Global Senior Subordinated Note, have been made:

                                                                        Principal Amount of       Signature of
                        Amount of decrease in  Amount of increase in    this Global Senior    authorized officer of
                         Principal Amount of    Principal Amount of      Subordinated Note      Trustee or Senior
   Date of Exchange      this Global Senior      this Global Senior   following such decrease   Subordinated Note
                          Subordinated Note      Subordinated Note         (or increase)            Custodian
---------------------   ----------------------- ---------------------- ----------------------- ---------------------




                                     A-1-11

                                                                     EXHIBIT A-2

        [Face of Regulation S Temporary Global Senior Subordinated Note]
--------------------------------------------------------------------------------

                                                          CUSIP/CINS: U60742 AB6


                    8 3/4% Senior Subordinated Note due 2009

No. ___                                                              $__________


                         MOHEGAN TRIBAL GAMING AUTHORITY

promises to pay to______________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on January 1, 2009

Interest Payment Dates:  January 1, and July 1

Record Dates:  December 15, and June 15

Dated:  March 3, 1999


                                                 MOHEGAN TRIBAL GAMING AUTHORITY


                                                 By:____________________________
                                                     Name:
                                                     Title:


                                                 By:____________________________
                                                     Name:
                                                     Title:




This is one of the Senior Subordinated Notes referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
  as Trustee


By: __________________________________
           Authorized Signatory

--------------------------------------------------------------------------------

                                      A-2-1

        [Back of Regulation S Temporary Global Senior Subordinated Note]
                    8 3/4% Senior Subordinated Note due 2009

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SENIOR SUBORDINATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SENIOR SUBORDINATED NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS SENIOR SUBORDINATED NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE AUTHORITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE AUTHORITY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE AUTHORITY SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS



                                     A-2-2

IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE AUTHORITY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST.

     (a) The Mohegan Tribal Gaming Authority (the "Authority"), promises to pay interest on the principal amount of this Senior Subordinated Note at 83/4% per annum from March 3, 1999 until maturity. The Authority will pay interest and Additional Interest, if any, semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Subordinated Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 1, 1999. The Authority shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     (b) The Holder of this Senior Subordinated Note is entitled to the benefits of the Senior Subordinated Registration Rights Agreement dated as of the date hereof, among the Authority and the Initial Purchasers named therein ( the "Senior Subordinated Registration Rights Agreement"). If (i) the Authority fails to file any of the Registration Statements required by the Registration Rights Agreements on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"),
(iii) the Authority fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above a "Registration Default"), then the Authority will pay Additional Interest to each Holder of Senior Subordinated Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 25 basis points per 90-day period of the principal amount of Senior Subordinated Notes held by such Holder. The amount of the Additional Interest will increase by an additional 25 basis points with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest of 1% per annum of the principal amount of Senior Subordinated Notes.

     (A) Except as expressly provided in this paragraph 1(b), Additional Interest shall be treated as interest and any date on which Additional Interest is due and payable shall be treated as an Interest Payment Date for all purposes under this Senior Subordinated Note and the Indenture.

                                     A-2-3

     (B) In the event that the Authority is required to pay Additional Interest pursuant to this paragraph 1(b), the Authority shall notify the Trustee in writing at least 15 days prior to the first Interest Payment Date upon which such Additional Interest is due; provided that, in the event that the obligation to pay such Additional Interest occurs less than 15 days prior to such Additional Interest Date, such notice shall be provided by the Authority to the Trustee as soon as reasonably practicable prior to such Interest Payment Date.

     2. METHOD OF PAYMENT. The Authority will pay interest on the Senior Subordinated Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Senior Subordinated Notes at the close of business on the December 15 or June 15 next preceding the Interest Payment Date, even if such Senior Subordinated Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Senior Subordinated Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Authority maintained for such purpose within or without the City and State of New York, or, at the option of the Authority, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Senior Subordinated Notes and all other Senior Subordinated Notes the Holders of which shall hold at least $1.0 million in principal amount of Senior Subordinated Notes and have provided wire transfer instructions to the Authority or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. PAYING AGENT AND REGISTRAR. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Authority may change any Paying Agent or Registrar without notice to any Holder. The Authority or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Authority issued the Senior Subordinated Notes under an Indenture dated as of March 3, 1999 ("Indenture") between the Authority and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Senior Subordinated Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Subordinated Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling.

     5. OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Authority shall not have the option to redeem the Senior Subordinated Notes prior to January 1, 2004. Thereafter, the Authority shall have the option to redeem the Senior Subordinated Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on January 1 of the years indicated below:


                                     A-2-4

        Year                                                    Percentage
        ----                                                    ----------
        2004.............................................        104.375%
        2005.............................................        102.917%
        2006.............................................        101.458%
        2007 and thereafter..............................        100.000%

     (b) Notwithstanding any other provisions of Article 3 of the Indenture, if any Gaming Regulatory Authority requires that a Holder or beneficial owner of the Notes be licensed, qualified or found suitable under any applicable gaming laws in order to maintain any gaming license or franchise of the Authority under any applicable gaming laws, and the Holder or beneficial owner fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so by such Gaming Regulatory Authority (or such lesser period that may be required by such Gaming Regulatory Authority) or if such Holder or beneficial owner is not so licensed, qualified or found suitable, the Authority has the right, at its option, (i) to require such Holder or beneficial owner to dispose of such Holder's or beneficial owner's Senior Subordinated Notes within 30 days of receipt of such notice of such finding by the applicable Gaming Regulatory Authority (or such earlier date as may be required by the applicable Gaming Regulatory Authority); or (ii) to call for redemption of the Senior Subordinated Notes of such Holder or beneficial owner at a redemption price equal to the lesser of (1) the principal amount thereof or (2) the price at which such Holder or beneficial owner acquired the Senior Subordinated Notes or (3) the current market price of the Senior Subordinated Notes, together with, in either case, accrued and unpaid interest and Additional Interest, if any, to the earlier of the date of redemption or the date of the finding of unsuitability by such Gaming Regulatory Authority, which may be less than 30 days following the notice of redemption if so ordered by such Gaming Regulatory Authority. The Authority shall not be required to pay or reimburse any Holder or beneficial owner of Senior Subordinated Notes who is required to apply for any such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability. Such expenses shall be the obligation of such Holder or beneficial owner.

     6. MANDATORY REDEMPTION.

     Except as set forth in paragraph 7 below, the Authority shall not be required to make mandatory redemption payments with respect to the Senior Subordinated Notes.

     7. REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Authority shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Senior Subordinated Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 20 Business Days following any Change of Control, the Authority shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Authority or a Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $15.0 million, the Authority shall commence an offer to all Holders of Senior Subordinated Notes (as "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Senior Subordinated Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to an Asset Sale


                                     A-2-5

Offer is less than the Excess Proceeds, the Authority (or such Subsidiary) may use such deficiency for any purpose not otherwise permitted by the Indenture. If the aggregate principal amount of Senior Subordinated Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Subordinated Notes to be purchased on a pro rata basis. Holders of Senior Subordinated Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Authority prior to any related purchase date and may elect to have such Senior Subordinated Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Subordinated Notes are to be redeemed at its registered address. Senior Subordinated Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Subordinated Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Subordinated Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Subordinated Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Subordinated Notes may be registered and Senior Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Authority may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Authority need not exchange or register the transfer of any Senior Subordinated Note or portion of a Senior Subordinated Note selected for redemption, except for the unredeemed portion of any Senior Subordinated Note being redeemed in part. Also, the Authority need not exchange or register the transfer of any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by
Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Note.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Subordinated Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Subordinated Notes, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes, voting as a single class. Without the consent of any Holder of a Senior Subordinated Note, the Indenture, the Senior Subordinated Subsidiary Guarantees or the Senior Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Subordinated Notes in addition to or in place of certificated Senior Subordinated Notes, to provide for the assumption of the Authority's or Subsidiary Guarantor's obligations to Holders of the Senior Subordinated Notes by a successor to the Authority or such Subsidiary Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Senior Subordinated Notes or that does not adversely affect the legal rights under the


                                     A-2-6

Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or to allow any Subsidiary Guarantor to execute a supplemental indenture to the Indenture and/or a Senior Subordinated Subsidiary Guarantee with respect to the Senior Subordinated Notes provided that the Authority has obtained any required government approval to ensure the enforceability of the Senior Subordinated Notes and the Indenture.

     12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest on the Senior Subordinated Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Subordinated Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise; (iii) failure by the Authority or any of its Restricted Subsidiaries to comply with Section 4.10 or 5.01 of the Indenture; (iv) failure by the Authority or any of its Restricted Subsidiaries to observe or perform (A) any covenant described in Section 4.07 or 4.09 of the Indenture for 30 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class or (B) any other covenant, representation, warranty or other agreement in the Indenture or the Senior Subordinated Notes for 60 days after notice to the Authority by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class; (v) default under certain other agreements relating to Indebtedness of the Authority or any of its Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Authority or any of its Restricted Subsidiaries;
(viii) revocation, termination, suspension or other cessation of effectiveness of any Gaming License which results in the cessation or suspension of gaming operations for a period of more than 90 consecutive days at the Resort; (ix) cessation of gaming operations for a period of more than 90 consecutive days at the Resort (other than as a result of a casualty loss); (x) the Lease ceases to be in full force and effect; (xi) except as permitted by the Indenture, any Senior Subordinated Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Subsidiary Guarantor's Senior Subordinated Subsidiary Guarantee; and (xii) failure by the Tribe to comply with the provisions in Article 11 for 30 days after notice to the Authority and the Tribe by the Trustee or the Holders of at least 25% in aggregate principal amount of the Senior Subordinated Notes then outstanding voting as a single class. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Subordinated Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Subordinated Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Subordinated Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Subordinated Notes. The Authority is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Authority is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


                                     A-2-7

     13. TRUSTEE DEALINGS WITH AUTHORITY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Authority or its Affiliates, and may otherwise deal with the Authority or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. A controlling person, director, officer, employee or holder of an Ownership Interest of the Authority, as such, shall not have any liability for any obligations of the Authority under the Senior Subordinated Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Subordinated Notes.

     15. AUTHENTICATION. This Senior Subordinated Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL SENIOR SUBORDINATED NOTES AND RESTRICTED DEFINITIVE SENIOR SUBORDINATED NOTES. In addition to the rights provided to Holders of Senior Subordinated Notes under the Indenture, Holders of Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes shall have all the rights set forth in the Senior Subordinated Registration Rights Agreement dated as of March 3, 1999, between the Authority and the parties named on the signature pages thereof (the "Senior Subordinated Registration Rights Agreement").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Authority has caused CUSIP numbers to be printed on the Senior Subordinated Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Authority will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Senior Subordinated Registration Rights Agreement. Requests may be made to:

Mohegan Tribal Gaming Authority
1 Mohegan Sun Boulevard
Uncasville, CT 06382
Attention:  Roland J. Harris


                                     A-2-8

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________


________________________________________________________________________________
                         (Insert assignee's legal name)


                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Authority. The agent may substitute another to act for him.

Date:________________________

                                Your Signature: ________________________________
                                             (Sign exactly as your name appears
                                                   on the face of this Note)


Signature Guarantee*: ________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-2-9

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Authority pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    |_|  Section 4.10       |_| Section 4.15

     If you want to elect to have only part of the Note purchased by the Authority pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                             $_____________________

Date:______________________

                                Your Signature: ________________________________
                                             (Sign exactly as your name appears
                                                   on the face of this Note)


Signature Guarantee*: ________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


                                     A-2-10

    SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SENIOR SUBORDINATED NOTE

     The following exchanges of a part of this Global Senior Subordinated Note for an interest in another Global Senior Subordinated Note or for a Definitive Senior Subordinated Note, or exchanges of a part of another Global Senior Subordinated Note or Definitive Senior Subordinated Note for an interest in this Global Senior Subordinated Note, have been made:

                                                                        Principal Amount of       Signature of
                        Amount of decrease in  Amount of increase in    this Global Senior    authorized officer of
                         Principal Amount of    Principal Amount of      Subordinated Note      Trustee or Senior
   Date of Exchange      this Global Senior      this Global Senior   following such decrease   Subordinated Note
                          Subordinated Note      Subordinated Note         (or increase)            Custodian
---------------------   ----------------------- ---------------------- ----------------------- ---------------------



                                     A-2-11

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Mohegan Tribal Gaming Authority
1 Mohegan Sun Boulevard
Uncasville, CT 06382

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103

           Re:  8 3/4% Senior Subordinated Notes due 2009

     Reference is hereby made to the Indenture, dated as of March 3, 1999 (the "Indenture"), between the Mohegan Tribal Gaming Authority, as issuer (the "Authority"), and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ___________________, (the "Transferor") owns and proposes to transfer the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Senior Subordinated Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

          1. [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Senior Subordinated Note or a Definitive Senior Subordinated Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Senior Subordinated Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Senior Subordinated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Senior Subordinated Note and/or the Definitive Senior Subordinated Note and in the Indenture and the Securities Act.

          2. [_] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Senior Subordinated Note, the Regulation S Global Senior Subordinated Note or a Definitive Senior Subordinated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act; (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).) Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Senior Subordinated Note, the Temporary Regulation S Global Senior Subordinated Note and/or the Definitive Senior Subordinated Note and in the Indenture and the Securities Act.

          3. [_] Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Senior Subordinated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Senior Subordinated Notes and Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

               (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

               (b) [_] such Transfer is being effected to the Authority or a subsidiary thereof;

                                       or

               (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Senior Subordinated Note or of an Unrestricted Definitive Senior Subordinated Note.

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes, on Restricted Definitive Senior Subordinated Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private

     Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes, on Restricted Definitive Senior Subordinated Notes and in the Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Senior Subordinated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Senior Subordinated Notes or Restricted Definitive Senior Subordinated Notes and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Authority.


                                        -------------------------------------
                                              [Insert Name of Transferor]


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

Dated:
      --------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a) [_]  a beneficial interest in the:

          (i)   [_]  144A Global Senior Subordinated Note (CUSIP 608328 AC4), or

          (ii)  [_]  Regulation S Global Senior Subordinated Note (CUSIP U60742
                     AB6), or

     (b) [_]  a Restricted Definitive Senior Subordinated Note.


2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a) [_]  a beneficial interest in the:

          (i)   [_]  144A Global Senior Subordinated Note (CUSIP 608328 AC4), or

          (ii)  [_]  Regulation S Global Senior Subordinated Note (CUSIP U60742
                     AB6), or

          (iii) [_] Unrestricted Global Senior Subordinated Note (CUSIP ); or

     (b) [_]  a Restricted Definitive Senior Subordinated Note; or

     (c) [_]  an Unrestricted Definitive Senior Subordinated Note,

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Mohegan Tribal Gaming Authority
1 Mohegan Sun Boulevard
Uncasville, CT 06382

State Street Bank and Trust Company
Goodwin Square
225 Asylum Street
Hartford, CT 06103


           Re: 8 3/4% Senior Subordinated Notes due 2009

                          (CUSIP 608328 AC4/U60742 AB6)

     Reference is hereby made to the Indenture, dated as of March 3, 1999 (the "Indenture"), between the Mohegan Tribal Gaming Authority, as issuer (the "Authority"), and State Street Bank and Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________________, (the "Owner") owns and proposes to exchange the Senior Subordinated Note[s] or interest in such Senior Subordinated Note[s] specified herein, in the principal amount of $____________ in such Senior Subordinated Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

          1. Exchange of Restricted Definitive Senior Subordinated Notes or Beneficial Interests in a Restricted Global Senior Subordinated Note for Unrestricted Definitive Senior Subordinated Notes or Beneficial Interests in an Unrestricted Global Senior Subordinated Note

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Senior Subordinated Note to beneficial interest in an Unrestricted Global Senior Subordinated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated
     Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Senior Subordinated Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Senior Subordinated Note to Unrestricted Definitive Senior Subordinated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for an Unrestricted Definitive Senior Subordinated Note, the Owner hereby certifies (i) the Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Senior Subordinated Note to beneficial interest in an Unrestricted Global Senior Subordinated Note. In connection with the Owner's Exchange of a Restricted Definitive Senior Subordinated Note for a beneficial interest in an Unrestricted Global Senior Subordinated Note, the Owner hereby certifies
     (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Senior Subordinated Note to Unrestricted Definitive Senior Subordinated Note. In connection with the Owner's Exchange of a Restricted Definitive Senior Subordinated Note for an Unrestricted Definitive Senior Subordinated Note, the Owner hereby certifies (i) the Unrestricted Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Senior Subordinated Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          2. Exchange of Restricted Definitive Senior Subordinated Notes or Beneficial Interests in Restricted Global Senior Subordinated Notes for Restricted Definitive Senior Subordinated Notes or Beneficial Interests in Restricted Global Senior Subordinated Notes

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Senior Subordinated Note to Restricted Definitive Senior Subordinated Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Senior Subordinated Note for a Restricted Definitive Senior Subordinated Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Senior Subordinated Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Senior Subordinated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Senior Subordinated Note and in the Indenture and the Securities Act.

          (b) [_] Check if Exchange is from Restricted Definitive Senior Subordinated Note to beneficial interest in a Restricted Global Senior Subordinated Note. In connection with the Exchange of the Owner's Restricted Definitive Senior Subordinated Note for a beneficial interest in the [CHECK ONE] [_] 144A Global Senior Subordinated Note, [_] Regulation S Global Senior Subordinated Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Senior Subordinated Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Senior Subordinated Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Authority.


                                        -------------------------------------
                                              [Insert Name of Transferor]


                                        By:
                                           ----------------------------------
                                           Name:
                                           Title:

Dated:
      --------------------

                                                                       EXHIBIT D


      FORM OF NOTATION OF SUBSIDIARY GUARANTEE ON SENIOR SUBORDINATED NOTE

     Each Subsidiary Guarantor (as defined in the Indenture) has jointly and severally unconditionally guaranteed (a) the due and punctual payment of the principal of, premium, if any, and interest on the Senior Subordinated Notes, whether at maturity or an Interest Payment Date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium of, and interest, to the extent lawful, on the Senior Subordinated Notes and (c) that in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension of renewal, whether at stated maturity, by acceleration or otherwise.

     Notwithstanding the foregoing, in the event that the Senior Subordinated Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under its Senior Subordinated Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

     The Senior Subordinated Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which the Senior Subordinated Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

Dated:________________, ______


                                       [SUBSIDIARY GUARANTOR]


                                       By:___________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
               TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Subsidiary Guarantor"), a subsidiary of the Mohegan Tribal Gaming Authority (or its permitted successor), (the "Authority"), the Authority, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and State Street Bank and Trust Company, as trustee under the Indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Authority has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 3, 1999 providing for the issuance of an aggregate principal amount of up to $300,000,000 of 8 3/4% Senior Subordinated Notes due 2009 (the "Senior Subordinated Notes");

     WHEREAS, the Indenture provides that under certain circumstances the Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall unconditionally guarantee all of the Authority's Obligations under the Senior Subordinated Notes and the Indenture on the terms and conditions set forth herein (the "Senior Subordinated Subsidiary Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

          1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. INDENTURE PROVISION PURSUANT TO WHICH GUARANTEE IS GIVEN. This Supplemental Indenture is being executed and delivered pursuant to Section
     4.20 of the Indenture.

          3. AGREEMENT TO GUARANTEE. The Subsidiary Guarantor hereby agrees as follows:

               (a) The Subsidiary Guarantor, jointly and severally with all other Subsidiary Guarantors, if any, unconditionally guarantee to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Senior Subordinated Notes or the obligations of the Authority hereunder or thereunder, that:

                    (i) the principal of and interest on the Senior Subordinated
               Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Subordinated Notes, if any, if lawful, and all other obligations of the Authority to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                    (ii) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

     Notwithstanding the foregoing, in the event that this Subsidiary Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the Subsidiary Guarantor under this Supplemental Indenture and its Senior Subordinated Subsidiary Guarantee shall be limited to such amount as will not, after giving effect thereto, and to all other liabilities of the Subsidiary Guarantor, result in such amount constituting a fraudulent transfer or conveyance.

     4. EXECUTION AND DELIVERY OF SENIOR SUBORDINATED SUBSIDIARY GUARANTEES.

     (a) To evidence its Senior Subordinated Subsidiary Guarantee set forth in this Supplemental Indenture, the Subsidiary Guarantor hereby agrees that a notation of such Senior Subordinated Subsidiary Guarantee shall be endorsed by an officer of such Subsidiary Guarantor on each Senior Note authenticated and delivered by the Trustee after the date hereof.

     (b) Notwithstanding the foregoing, the Subsidiary Guarantor hereby agrees that its Senior Subsidiary Guarantee set forth herein shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Senior Subordinated Subsidiary Guarantee.

     (c) If an officer whose signature is on this Supplemental Indenture or on the Senior Subordinated Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note on which a Senior Subordinated Subsidiary Guarantee is endorsed, the Senior Subsidiary Guarantee shall be valid nevertheless.

     (d) The delivery of the Senior Subordinated Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Senior Subordinated Subsidiary Guarantee set forth in this Supplemental Indenture on behalf of the Subsidiary Guarantor.

     (e) The Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Senior Subordinated Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Authority, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

     (f) The Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Authority, any right to require a proceeding first against the Authority, protest, notice and all demands whatsoever and covenants that its Senior Subordinated Subsidiary Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Indenture or pursuant to Section 5(b) of this Supplemental Indenture.

     (g) If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Subsidiary Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Subsidiary Guarantor, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     (h) The Subsidiary Guarantor hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Authority or any other Subsidiary Guarantor as a result of any payment by such Subsidiary Guarantor under its Senior Subordinated Subsidiary Guarantee. The Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

          (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of the Senior Subordinated Subsidiary Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

          (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purpose of the Senior Subordinated Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     (i) The Subsidiary Guarantor shall have the right to seek contribution from any other non-paying Subsidiary Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Subsidiary Guarantee made pursuant to this Supplemental Indenture.

     (j) The Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Indenture or this Senior Subordinated Subsidiary Guarantee; and the Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     5. SUBSIDIARY GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS

     (a) Nothing contained in the Indenture, this Supplemental Indenture or in the Senior Subordinated Notes shall prevent any consolidation or merger of the Subsidiary Guarantor with or into the Authority or any other Subsidiary Guarantor or shall prevent any transfer, sale or conveyance of the property of the Subsidiary Guarantor as an entirety or substantially as an entirety, to the Authority or any other Subsidiary Guarantor.

     (b) Except as set forth in Article 5 of the Indenture, upon the sale or disposition of all of the Capital Stock of the Subsidiary Guarantor by the Authority or a Subsidiary of the Authority, or upon the consolidation or merger of the Subsidiary Guarantor with or into any Person, or if a Subsidiary Guarantor is designated as an Unrestricted Subsidiary, or the sale of all or substantially all of the assets of the Subsidiary Guarantor (in each case, other than with or to an Affiliate of the Authority), or upon a legal defeasance or covenant defeasance of the Senior Subordinated Notes, such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Senior Subordinated Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder if no Default shall have occurred and be continuing; provided that in the event of an Asset Sale, the Net Cash Proceeds therefrom are treated in accordance with Section 4.10 of the Indenture and provided further that in the event of a resdesignation of a Subsidiary, that the transaction is in compliance with Section 4.07 of the Indenture. Except with respect to transactions set forth in the preceding sentence, the Authority and the Subsidiary Guarantor covenant and agree that upon any such consolidation, merger or transfer of assets, the performance of all covenants and conditions of this Supplemental Indenture to be performed by such Subsidiary Guarantor shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation which shall have acquired such property. Upon receipt of an Officers' Certificate of the Authority or the Subsidiary Guarantor, as the case may be, to the effect that the Authority or such Subsidiary Guarantor has complied with the first sentence of this Section 5(b), the Trustee shall execute any documents reasonably requested by the Authority or the Subsidiary Guarantor, at the cost of the Authority or such Subsidiary Guarantor, as the case may be, in order to evidence the release of such Subsidiary Guarantor from its obligations under its Senior Subsidiary Guarantee endorsed on the Senior Subordinated Notes and under the Indenture and this Supplemental Indenture.

     6. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     7. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     8. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________, ____

                                        [SUBSIDIARY GUARANTOR]


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:

                                        MOHEGAN TRIBAL GAMING AUTHORITY


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:

                                        [EXISTING SUBSIDIARY GUARANTORS]


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:

                                        STATE STREET BANK AND TRUST COMPANY,
                                        as Trustee


                                        By:
                                            -----------------------------------
                                            Authorized Signatory

                             Attachment to Indenture

                              SECTION 81 COMPLIANCE

In compliance with Section 81 of Title 25 U.S.C.A., the residence and occupation of the parties is as follows:

            Party in Interest            Mohegan Tribe of Indians of Connecticut
            Address:                     1 Mohegan Sun Boulevard
                                         Uncasville, CT 06382
            Occupation:                  Indian Tribe


            Party in Interest:           Mohegan Tribal Gaming Authority
            Address:                     1 Mohegan Sun Boulevard
                                         Uncasville, CT 06382
            Occupation:                  Tribal Gaming Authority


            Party in Interest:           State Street Bank and Trust Company
                                         Goodwin Square
                                         225 Asylum Street
                                         Hartford, CT 06103
            Occupation:                  Commercial Bank and Trust Company


            Fixed limited time to run:   The Senior Subordinated Notes
                                         become due January 1, 2009.

The Chairman of the Mohegan Tribe of Indians of Connecticut (the "Tribe") is authorized to execute the attached document by Resolution No. 99-03 of the Tribal Council of the Tribe, dated February 18, 1999. The Chairman exercises his authority in this instance because the Tribe has determined that execution of the attached document will further the economic development objectives of the Tribe.

The Chairman of the Management Board of the Mohegan Tribal Gaming Authority (the "Management Board") is authorized to execute the attached document by Resolution No. TGA 99-04 of the Management Board, dated February 18, 1999. The Chairman of the Management Board exercises his authority in this instance because the Management Board has determined that execution of the attached document will further the economic development objectives of the Tribe.

The document was executed on or about ___ (time) on March __, 1999 at ______________ (place), for the particular purpose set forth above.

The undersigned parties agree that the foregoing agreement is in compliance with 25 U.S.C. ss. 81.

WITNESS:

                                  Mohegan Tribe of Indians of Connecticut


                                  By:
                                     ------------------------------------------
                                     Roland J. Harris
                                  Title:


                                  Mohegan Tribal Gaming Authority


                                  By:
                                     ------------------------------------------
                                     Roland J. Harris
                                  Title:


                                  State Street Bank and Trust Company


                                  By:
                                     ------------------------------------------
                                  Name:
                                  Title:

                                  Approved Pursuant to 25 U.S.C. ss. 81

                                  United States Department of Interior Bureau of Indian Affairs:

Date:  March __, 1999             By:
                                     ------------------------------------------
                                  Name:
                                  Title:
                                  Eastern Area Office
                                  Bureau of Indian Affairs
                                  for the Secretary of the Interior and the
                                  Commissioner of Indian Affairs, acting under
                                  delegated authority